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                                                                    EXHIBIT 2.03


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                NIKU CORPORATION,

                           LA ACQUISITION CORPORATION,

                              LEGAL ANYWHERE, INC.,

                                 ROBERT WIGGINS,

                                  PETER OZOLIN

                                       AND

                                  RYAN MALARKEY


                          DATED AS OF JANUARY 19, 2000


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                                TABLE OF CONTENTS


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
ARTICLE I  THE MERGER.............................................................. 2

1.1     The Merger................................................................. 2

1.2     Effective Time............................................................. 2

1.3     Effect of the Merger....................................................... 2

1.4     Articles of Incorporation; Bylaws.......................................... 2

1.5     Directors and Officers..................................................... 2

1.6     Maximum Aggregate Merger Consideration; Effect on Capital Stock............ 3

1.7     Appraisal Rights........................................................... 4

1.8     Surrender of Certificates.................................................. 5

1.9     Company Stock Options...................................................... 6

1.10    No Further Ownership Rights in Company Capital Stock....................... 7

1.11    Lost, Stolen or Destroyed Certificates..................................... 7

1.12    Tax Consequences........................................................... 7

1.13    Taking of Necessary Action; Further Action................................. 7

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................... 8

2.1     Organization and Qualification............................................. 8

2.2     Subsidiaries............................................................... 8

2.3     Company Capital Structure.................................................. 8

2.4     Authority.................................................................. 9

2.5     No Conflict................................................................ 9

2.6     Consents...................................................................10

2.7     Company Financial Statements...............................................10

2.8     No Undisclosed Liabilities.................................................10

2.9     No Changes.................................................................10

2.10    Tax and Other Returns and Reports..........................................12

2.11    Restrictions on Business Activities........................................13

2.12    Title to Properties; Absence of Liens and Encumbrances.....................14
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2.13    Governmental Authorization.................................................14

2.14    Intellectual Property......................................................15

2.15    Product Warranties; Defects; Liabilities...................................19

2.16    Agreements, Contracts and Commitments......................................20

2.17    Interested Party Transactions..............................................21

2.18    Compliance with Laws.......................................................22

2.19    Litigation.................................................................22

2.20    Insurance..................................................................22

2.21    Minute Books...............................................................22

2.22    Environmental Matters......................................................22

2.23    Brokers' and Finders' Fees.................................................23

2.24    Employee Matters and Benefit Plans.........................................23

2.25    Bank Accounts..............................................................27

2.26    Indemnification Obligations................................................28

2.27    Representations Complete...................................................28

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............28

3.1     Organization, Good Standing and Qualification..............................28

3.2     Capitalization and Voting Rights...........................................28

3.3     Subsidiaries...............................................................29

3.4     Authorization..............................................................29

3.5     Consents and Agreements....................................................30

3.6     Litigation.................................................................30

3.7     Proprietary Information and Inventions Agreements..........................30

3.8     Title to Property and Assets...............................................30

3.9     Financial Statements.......................................................31

3.10    Books and Records..........................................................31

3.11    Rights of Registration.....................................................31

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3.12    Proprietary Rights.........................................................31

3.13    No Conflict of Interest....................................................32

3.14    Tax Returns................................................................32

3.15    Compliance with Laws.......................................................32

3.16    Year 2000 Compliance.......................................................32

3.17    No Contravention...........................................................33

3.18    Disclosure.................................................................33

ARTICLE IV  SECURITIES ACT COMPLIANCE; REGISTRATION................................33

4.1     Securities Act Exemption...................................................33

4.2     Stock Restrictions.........................................................34

4.3     The Company Shareholders' Restrictions Regarding Securities
          Law Matters..............................................................34

ARTICLE V  CONDUCT PRIOR TO THE EFFECTIVE TIME.....................................34

5.1     Conduct of Business of the Company.........................................34

5.2     Notices....................................................................37

ARTICLE VI  ADDITIONAL AGREEMENTS..................................................38

6.1     Preparation of Oregon Fairness Hearing Documents and Information
          Statement................................................................38

6.2     Shareholder Approval.......................................................38

6.3     Access to Information......................................................39

6.4     Confidentiality............................................................39

6.5     Consents...................................................................39

6.6     Legal Conditions to the Merger.............................................39

6.7     Best Efforts; Additional Documents and Further Assurances..................39

6.8     Notification of Certain Matters............................................40

6.9     Reorganization.............................................................40

6.10    Voting Agreements..........................................................40

6.11    Non-Competition Agreements.................................................40
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6.12    Blue Sky Laws..............................................................40

6.13    Benefit Arrangements.......................................................40

6.14    No Solicitation............................................................41

6.15    Declaration of Registration Rights.........................................42

ARTICLE VII  CONDITIONS TO THE MERGER..............................................42

7.1     Conditions to Obligations of Each Party to Effect the Merger...............42

7.2     Additional Conditions to Obligations of the Company........................43

7.3     Additional Conditions to the Obligations of Parent and Merger Sub..........43

ARTICLE VIII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW...................45

8.1     Survival of Representations and Warranties.................................45

8.2     Escrow Arrangements........................................................45

8.3     Indemnification by Parent..................................................54

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER......................................55

9.1     Termination................................................................55

9.2     Effect of Termination......................................................56

9.3     Amendment..................................................................56

9.4     Extension; Waiver..........................................................56

ARTICLE X  GENERAL PROVISIONS......................................................56

10.1    Notices....................................................................56

10.2    Expenses...................................................................58

10.3    Interpretation.............................................................58

10.4    Counterparts...............................................................58

10.5    Entire Agreement; Assignment...............................................58

10.6    Severability...............................................................59

10.7    Other Remedies.............................................................59

10.8    Governing Law..............................................................59
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10.9    Rules of Construction......................................................59

10.10   Specific Performance.......................................................59
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                      AGREEMENT AND PLAN OF REORGANIZATION

        This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of January 19, 2000 among Niku Corporation, a Delaware corporation ("PARENT"), LA Acquisition Corporation, an Oregon corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), Legal Anywhere, Inc., an Oregon corporation (the "COMPANY"), and Robert Wiggins, Peter Ozolin and Ryan Malarkey (collectively, the "EXECUTIVES").

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger (the "MERGER") of Merger Sub with and into the Company in accordance with this Agreement and the Oregon Business Corporation Act ("OREGON LAW"). Upon consummation of the Merger, Merger Sub will cease to exist.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

        C. The Board of Directors of the Company has (i) determined that the Merger is consistent with and in furtherance of the long-term strategy of the Company and fair to, and in the best interests of, the Company and its shareholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined unanimously to recommend that the shareholders of the Company adopt and approve the principal terms of this Agreement and approve the Merger.

        D. The respective Boards of Directors of Parent and Merger Sub have approved this Agreement and the Merger.

        E. As a condition and inducement to Parent to enter into this Agreement, each of the Executives and Thomas J. Holce, Frank Gill, Milton D. Mittelstedt, Stephen E. Babson and Graham Weeks shall, at the request of Parent, enter into a Voting Agreement substantially in the form attached hereto as Exhibit A (the "VOTING AGREEMENT").

        F. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent to enter into this Agreement, each Executive is entering into a Non-Competition Agreement substantially in the form attached hereto as Exhibit B (the "NON-COMPETITION AGREEMENT").

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and Oregon Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than three business days, following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger, in substantially the form attached hereto as Exhibit C (the "ARTICLES OF MERGER"), with the Secretary of State of the State of Oregon, in accordance with the relevant provisions of Oregon Law (the time of acceptance by the Secretary of State of Oregon of such filing being referred to herein as the "EFFECTIVE TIME").

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Oregon Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights and property of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts and liabilities of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 Articles of Incorporation; Bylaws.

            (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Company until thereafter amended as provided by law and such Articles of Incorporation.

            (b) Unless otherwise determined by Parent prior to the Effective Time, the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

        1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.


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

        1.6 Maximum Aggregate Merger Consideration; Effect on Capital Stock.

            (a) The aggregate maximum number of shares of common stock of Parent ("PARENT COMMON STOCK") to be issued in exchange for the acquisition by Parent of all outstanding common stock of the Company ("COMPANY COMMON STOCK") and all outstanding unexpired and unexercised options, warrants and other rights to acquire any capital stock of the Company ("COMPANY CAPITAL STOCK") shall be 995,000 (the "AGGREGATE SHARE NUMBER"). Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of Company Common Stock, the holder of any options, warrants or other rights to acquire or receive shares of Company Common Stock, the following shall occur:

            (b) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(e) and any "DISSENTING SHARES" (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the product of (i) one share of Company Common Stock multiplied by (ii) the Consideration Factor (as defined in Section 1.6(c) below) (the "EXCHANGE RATIO") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8.

            (c) Definitions.

                (i) Consideration Factor. The "CONSIDERATION FACTOR" shall be equal to the number (rounded to the sixth decimal place) computed using the following formula:

               X      =      A
                             -
                             D

        Where         X      =      the Consideration Factor

                      A      =      the Aggregate Share Number

                      D      =      the Diluted Shares (as defined below)


                (ii) Diluted Shares. The "DILUTED SHARES" shall mean that number equal to the sum of (A) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (regardless of whether such shares are unvested, subject to any right of repurchase, risk of forfeiture or other condition in favor of the Company at such time); plus (B) the number of shares of Company Common Stock issuable upon exercise of any Company Options (as defined in Section 1.9) outstanding at the Effective Time (regardless of whether such Company Options are vested); plus (C) the number of shares of Company Common Stock issuable in connection with any other options, warrants, calls, rights, exchangeable or convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell or cause to be issued, delivered or sold any Company Common Stock immediately prior to the Effective Time.

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

            (d) Escrow. Ten percent (10%) of the number of shares of Parent Common Stock to be issued at the Effective Time pursuant to Section 1.6(b) hereof shall be held in escrow (the "ESCROW AMOUNT") pursuant to Article VIII of this Agreement to be available to compensate Parent and its affiliates (including the Surviving Corporation) for any "LOSSES" (as defined in Section
8.2 hereof) incurred in connection with this Agreement and the transactions contemplated hereby.

            (e) Cancellation of Parent-Owned and Company-Owned Stock. Each share of Company Common Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

            (f) Capital Stock of Merger Sub. Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into one outstanding share of Company Common Stock.

            (g) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

            (h) Fractional Shares. No fraction of a share of Parent Common Stock will be issued at the Effective Time, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $11.00.

        1.7 Appraisal Rights. (a) Notwithstanding any provision of this Agreement to the contrary (other than Section 1.7(b)), any shares of Company Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Sections 60.554 and 60.564 of Oregon Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Oregon Law. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation.

            (b) Notwithstanding the provisions of Section 1.6(b) hereof, if any holder of shares of Company Common Stock who demands appraisal of such shares under Oregon Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and cash for fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

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            (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to Oregon Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Oregon Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

        1.8 Surrender of Certificates.

            (a) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to shareholders of the Company the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock; provided, however, that, on behalf of the holders of Company Common Stock, and pursuant to Article VIII hereof, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Common Stock shall be equal to ten percent (10%) of the number of shares of Parent Common Stock which, in each case, such holder would otherwise be entitled to receive under
Section 1.6 by virtue of ownership of outstanding shares of Company Common
Stock.

            (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Parent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to Parent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6(h), to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII) a certificate or certificates representing that number of shares of Parent Common Stock which in the aggregate equal the Escrow Amount, which shall be registered in the name of the Escrow Agent. As set forth in Section 8.2(c)(iii), such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and such shares shall be available to compensate Parent as provided in Article VIII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of

Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

            (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

            (d) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (e) No Liability. Notwithstanding anything to the contrary in this
Section 1.8, none of Parent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9 Company Stock Options. At the Effective Time, each of the then outstanding Company Options (as defined below) shall be assumed by Parent and converted into nonqualified options under Parent's 1998 Stock Plan to purchase that number of shares of Parent Common Stock (a "PARENT OPTION") obtained by multiplying each share of Company Common Stock in the relevant Company Option by the Exchange Ratio. If the foregoing calculation results in a Parent Option being exercisable for a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to such option shall be rounded down to the nearest whole number of shares. The exercise price of each Parent Option shall be equal to the exercise price of the Company Option from which such Parent Option was converted divided by the Exchange Ratio, rounded up to the nearest whole cent. The Parent Options shall be fully vested, except to the extent that any Company Options held by the Executives are subject to vesting following the Closing. As a condition to the receipt of and by accepting any such Parent Options, each holder of a Company Option shall forfeit all rights, preferences and privileges associated with its Company Options, including (without limitation) any notice provisions relating to the Merger. The terms and conditions of Company Options will be as set forth in Parent's 1998 Stock Plan, provided that the

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

Parent Options shall have the expiration dates of the Company Options for which such Parent Options are being substituted (subject to terms and conditions relating to termination of optionees). The Company will take or cause to be taken, all actions that are necessary, proper or advisable under the Stock Plans (as defined below) to make effective the transactions contemplated by this
Section 1.9. Within a reasonable time following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the substituted Parent Option. "COMPANY OPTIONS" means any option or warrant granted and not exercised or expired, to a current or former employee, director or independent contractor of the Company or any of its subsidiaries or any predecessor thereof or to any other party to purchase Company Common Stock pursuant to any stock option, warrant, stock bonus, stock award or stock purchase plan, program or arrangement of the Company or any subsidiaries or any predecessor thereof (collectively, the "STOCK PLANS") or any other contract or agreement entered into by the Company or any of its subsidiaries.

        1.10 No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.11 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its reasonable and good faith discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver an indemnity agreement, in such customary form as it may reasonably direct, against any claim that may be made against Parent with respect to the certificates alleged to have been lost, stolen or destroyed.

        1.12 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a)(2)(E) of the Code (and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368 of the Code).

        1.13 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


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

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company (including its subsidiaries) and each of the Executives hereby jointly and severally represent and warrant to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter dated as of the date hereof (the "COMPANY SCHEDULES"), as follows:

        2.1 Organization and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon. The Company has the corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted and to perform its obligations under any Contracts (as such term is defined in Section 2.16 hereof) by which it is bound. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction (each of which is listed on Schedule 2.1) in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or sales prospects of the Company identified by the Company on or prior to the date hereof in connection with Parent's investigation of the Company (hereinafter referred to as a "MATERIAL ADVERSE EFFECT"). The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent. Such Articles of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

        2.2 Subsidiaries. The Company does not have any subsidiaries or affiliated companies and does not otherwise own, directly or indirectly, any shares of capital stock or any equity, debt or similar interest in or any interest convertible, exchangeable or exercisable for any equity, debt or similar interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. The Company has not agreed nor is the Company obligated to make or be bound by any written, oral or other agreement, contract, sub-contract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sub-license, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make any future investment in or capital contribution to any other entity.

        2.3 Company Capital Structure.

            (a) The authorized capital stock of the Company consists of 10,000,000 shares of authorized Common Stock, of which 3,657,280 shares are issued and outstanding, and 5,000,000 shares of preferred stock, none of which is issued or outstanding. The Company has not authorized or issued any other class or series of equity securities (other than Company Common Stock and such authorized but unissued preferred stock). The Company Common Stock is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.3(a). No shares of Company Common Stock held by any shareholder are subject to a repurchase right in favor of the Company. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All issued and outstanding shares of Company Common Stock have been offered, sold and delivered by the Company in compliance with applicable federal and state securities laws.

            (b) The Company has reserved 908,000 shares of Common Stock for issuance to employees and consultants pursuant to the Company's Stock Plans. The Company has issued 605,250 Company Options under the Stock Plans. The number of Company Options awarded to each participant in the Stock Plans and the number of Company Options in which each participant will be vested at the Closing is set forth in Schedule 2.3(b).

            (c) Except for the Company Options described in Schedule 2.3(b), there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

            (d) As of the Closing Date, there will be no outstanding options, rights or obligations of the Company pursuant to the Stock Plans or any similar plan.

            (e) As of the date of this Agreement, except as contemplated by this Agreement and as described in Schedule 2.3(e), there are no registration rights agreements, no voting trust, proxy or other similar agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

            (f) As a result of the Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.

        2.4 Authority. Subject only to the requisite approval of the Merger and the principal terms of this Agreement by the Company's shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

        2.5 No Conflict. Except as set forth on Schedule 2.5, subject only to the approval of the principal terms of this Agreement and the Merger by the Company's shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (a) any provision of the Articles of Incorporation or Bylaws of the Company or (b) any material mortgage, indenture, lease, contract or other material agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

        2.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the Articles of Merger with the Oregon Secretary of State, (b) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (c) such other consents, waivers, authorizations, filings, approvals and registrations that are set forth on Schedule 2.6.

        2.7 Company Financial Statements. Schedule 2.7 sets forth true and correct copies of the Company's audited balance sheets as of December 31, 1998 and December 31, 1999 and the related audited statements of income for the respective twelve-month periods then ended (the "COMPANY FINANCIALS"). The Company Financials are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and consistent with each. The Company Financials present fairly in all material respects the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The Company's Balance Sheet as of December 31, 1999 shall be referred to herein as the "CURRENT COMPANY BALANCE SHEET."

        2.8 No Undisclosed Liabilities. Except as set forth in Schedule 2.8, the Company does not have, as of the date hereof, any material liability, indebtedness or obligation of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (a) has not been reflected in the Current Company Balance Sheet or
(b) has not been set forth in the Company Schedules.

        2.9 No Changes. Except as set forth in Schedule 2.9, since December 31, 1999 and through the date of this Agreement, there has not been, occurred or arisen any:

            (a) material transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

            (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

            (c) capital expenditure or capital commitment by the Company of $10,000 in any individual case or $50,000 in the aggregate (other than commitments to pay expenses incurred in connection with this transaction);

            (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

            (e) change in accounting methods, principals or practices (including any change in depreciation or amortization policies or rates) by the Company;

            (f) revaluation by the Company of any of its material assets, including, without limitation, writing down the value of capitalized inventory or writing off material notes or material accounts receivable;

            (g) declaration, setting aside or payment of a dividend or other distribution with respect to any Company Capital Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any Company Capital Stock;

            (h) split, combination or reclassification of any Company Capital Stock;

            (i) agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets is bound, except as set forth in Schedule 2.16(a);

            (j) sale, lease, license or other disposition of any of the assets or properties of the Company, or creation of any lien or security interest in such assets or properties except in the ordinary course of business and consistent with past practices;

            (k) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

            (l) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any material amount of any account receivable of the Company;

            (m) except as set forth in Schedule 2.14, (i) sale by the Company of any Company Intellectual Property (as defined in Section 2.14 below) or the entering into of any license agreement (other than end-user license agreements entered into by the Company in the ordinary course of business consistent with past practice), distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Company Intellectual Property with any person or entity, (ii) the purchase or other acquisition of any Intellectual Property (as defined in Section 2.14 below) or the entering into of any license agreement, distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing, with respect to the Intellectual Property of any person or entity or (iii) the change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Company;

            (n) issuance or sale by the Company of any Company Capital Stock, or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing or any amendment of any existing equity arrangement; or

            (o) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (n) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

        2.10 Tax and Other Returns and Reports.

            (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b) Tax Returns and Audits. Except as set forth in Schedule 2.10:

                (i) The Company has prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

                (ii) The Company: (A) has paid or accrued all Taxes it is required to pay or accrue and (B) has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

                (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in the Company Financials, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Company Balance Sheet other than in the ordinary course of business consistent with past practice.

                (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Returns for all periods since January 1, 1997.

                (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "LIENS") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable as of such time.

                (viii) To the Company's knowledge, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                (x) There is no contract, agreement, plan or arrangement to which the Company is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 404 or 162(m) of the Code.

                (xi) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement. The Company has not been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated income tax return.

                (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                (xiv) No adjustment or deficiency relating to any Return filed or required to be filed by the Company has been proposed formally or informally by any tax authority to the Company or any representative thereof.

                (xv) The Company utilizes the accrual method of accounting for U.S. federal income tax purposes.

                (xvi) The Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. No Company Capital Stock has been distributed in a transaction satisfying the requirements of Section 355 of the Code.

        2.11 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company that has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.


        2.12 Title to Properties; Absence of Liens and Encumbrances.

            (a) The Company does not own any real property, nor has it ever owned any real property. Schedule 2.12(a) sets forth a list of all real property currently leased by the Company and the name of each lessor. The Company has provided true and complete copies of all real property leases and amendments thereto to Parent. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default, or to the Company's knowledge, any event which with notice or lapse of time, or both, would constitute a default. To the Company's knowledge, neither the operations of the Company on such real property nor such real property, including improvements thereon, violate any applicable building code, zoning requirement, or classification or pollution control ordinance or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

            (b) The Company has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.10(b)(vii)), except as reflected in the Company Financials or in Schedule 2.12(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

            (c) Schedule 2.12(c) lists all items of material equipment (the "EQUIPMENT") owned or leased by the Company. All facilities, machinery, equipment, fixtures, vehicles, and other properties owned, leased or used by the Company are (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear and reasonably fit and usable for the purposes for which they are being used, except where a failure to be in such condition would not have a Material Adverse Effect on the Company.

        2.13 Governmental Authorization. Schedule 2.13 accurately lists each material consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (a) pursuant to which the Company currently operates or holds any interest in any of its properties or (b) which is required for the operation of its business or the holding of any such interest (herein collectively called "COMPANY AUTHORIZATIONS"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets. To the Company's knowledge, the Company is in compliance in all material respects with the terms of the Company Authorizations.

        2.14 Intellectual Property.

            (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                (i) "TECHNOLOGY" shall mean any or all of the following: (A) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (B) inventions (whether or not patentable), improvements and technology; (C) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (D) databases, data compilations and collections and technical data; (E) logos, trade names, trade dress, trademarks and service marks; (F) World Wide Web addresses, domain names and sites; (G) tools, methods and processes; and (H) all instances of the foregoing in any form and embodied in any media.

                (ii) "INTELLECTUAL PROPERTY RIGHTS" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries, including, without limitation, invention disclosures ("Patents"); (B) all trade secrets and other rights in know-how and confidential or proprietary information; (C) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("COPYRIGHTS"); (D) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("MASKWORKS"); (E) all industrial designs and any registrations and applications therefor throughout the world; (F) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (G) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("TRADEMARKS"); and (H) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                (iii) "COMPANY INTELLECTUAL PROPERTY" shall mean any Technology and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below) that are owned (in whole or in part) by the Company.

                (iv) "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall mean all United States, international and foreign: (A) Patents, including applications therefor; (B) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (C) Copyrights registrations and applications to register Copyrights; (D) Mask Work registrations and applications to register Mask Works; and (E) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time.

                (v) For all purposes of this Section 2.14, the term "COMPANY" shall be deemed to refer to both Company and any of its subsidiaries.

            (b) Schedule 2.14(b) lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY RIGHTS") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

            (c) Each registration of Company Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth on
Schedule 2.14(c), there are no actions that must be taken by the Company within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. In each case in which the Company has acquired all rights, title and interest in, as opposed to the right to use, any Technology or Intellectual Property Right from any person, the Company or such Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology and the associated Intellectual Property Rights to the Company. Except as set forth on Schedule 2.14(c), the Company has not claimed a particular status, including "SMALL BUSINESS STATUS," in the application for any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

            (d) The Company has no knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Except as set forth on Schedule 2.14(d), without limiting the foregoing, the Company knows of no information, materials, facts or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property Right and the Company has not misrepresented, or failed to disclose, and has no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

            (e) Each item of Company Intellectual Property is free and clear of any Liens except for non-exclusive licenses granted to end-user customers in the ordinary course of business. The Company is the exclusive owner of all Company Intellectual Property subject only to non-exclusive licenses granted to distributors, resellers and end-users. Without limiting the foregoing, to the knowledge of the Company: (i) the Company is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of the Company, including the sale, licensing, distribution or provision of any products or services by the Company; and (ii) except as set forth on Schedule 2.14(e), the Company owns exclusively, and has good title to, all Copyrighted Works that are products of the Company or which the Company otherwise purports to own.

            (f) Except as set forth in Schedule 2.14(f), all Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction except that any such transfer, alienation or license shall be subject to non-exclusive licenses granted to end user customers in the ordinary course of the Company's business prior to the Merger and without payment of any kind to any third party other than royalties and fees payable in the ordinary course of the Company's business prior to the Merger.

            (g) To the extent that any Company Technology has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property Rights in such Technology by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

            (h) Except as set forth on Schedule 2.14 and with the exception of "shrink-wrap" or similar widely-available commercial end-user licenses, all Technology used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by the Company was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

            (i) All current and former employees of the Company and current and former consultants and contractors engaged by the Company have entered into a valid and binding written proprietary information confidentiality and assignment agreement with the Company sufficient to vest title in the Company of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company.

            (j) Except as set forth on Schedule 2.14, no person who has licensed Technology or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Intellectual Property Rights.

            (k) The Company has not transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other person.

            (l) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses and outbound "shrink-wrap" licenses in the form set forth on Schedule 2.14(l), Schedule 2.14(l) lists all contracts, licenses and agreements to which the Company is a party with respect to any Technology or Intellectual Property Rights. The Company is not in breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements and, to the Company's knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

            (m) Schedule 2.14(m) lists all material contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

            (n) To the knowledge of the Company, there are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

            (o) To the knowledge of the Company, the operation of the business of the Company as it currently is conducted or is contemplated to be conducted by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not and will not and will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor).

            (p) To the Company's knowledge, no person is infringing or misappropriating any Company Intellectual Property Right.

            (q) No Company Intellectual Property or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

            (r) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or, to the Company's knowledge, otherwise violates in any material respect any law or regulation.

            (s) To the Company's knowledge, except as set forth on Schedule 2.14(s), and except for Technology or Intellectual Property subject to "shrink wrap" or similar widely available commercial end user licenses, the Company Intellectual Property constitutes all the Technology and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services.

            (t) Except to the extent resulting from the continuation of contracts and licenses of the Company following the Closing on the terms applicable prior to the Closing, and except for the contracts identified in
Schedule 2.14(t), neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which the Company is a party, will result in (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either the Parent's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Company, Parent or Surviving Corporation, respectively, prior to the Closing.

            (u) The Company's products and services have not failed and shall not fail to perform any function specified in the product specifications therefor, or otherwise be adversely affected in any material respect, solely as a result of the date change from December 31, 1999 to January 1, 2000, including without limitation, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values which reflect the correct century. In addition, to the Company's knowledge, all of the products and services upon which the Company is materially reliant, either individually or in the aggregate, including, without limitation, information technology systems such as financial and order entry systems, non-information technology systems such as phones and facilities, third party licensed software and the products and services of the Company's customers, vendors and suppliers are designed to be used prior to, during, and after calendar year 2000 A.D., and such products and services will operate during each such time period without error relating to date data, including without limitation any error relating to, or the product of, date data that represents or references different centuries or more than one century.

        2.15 Product Warranties; Defects; Liabilities. Each Company Product has been in all material respects in conformity with all applicable contractual commitments and all applicable express and implied warranties. The Company does not have any liability or obligation (and to the Company's knowledge, there is no current reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any liability or obligation) for replacement or repair thereof or other damages in connection therewith except liabilities or obligations incurred in the ordinary course of business consistent with past practice which do not have a Material Adverse Effect on the Company. Except as disclosed in Schedule 2.15, no Company Product is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by applicable law. The Company has provided to Parent a copy of the standard terms and conditions of sale, license or lease for each of the Company Products and copies of the Company's standard forms of merchant agreements, portal agreements and professional services agreements.

        2.16 Agreements, Contracts and Commitments. As of the date hereof, except as set forth on Schedule 2.16(a), the Company does not have, is not a party to nor is it bound by:

            (a) any collective bargaining agreements;

            (b) any employment or consulting agreement, contract or commitment with any officer, director, employee or member of the Company's Board of Directors, other than those that are terminable by the Company without liability of financial obligation of the Company;

            (c) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company;

            (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (e) any fidelity or surety bond or completion bond;

            (f) any lease of personal property having a value individually in excess of $10,000;

            (g) any agreement of indemnification or guaranty other than standard indemnification terms contained in contracts with resellers and distributors and licensees of the Company's products;

            (h) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

            (i) any agreement relating to capital expenditures and involving future payments in excess of $10,000;

            (j) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

            (k) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (g) hereof;

            (l) any purchase order or contract involving $10,000 or more;

            (m) any construction contracts;

            (n) any dealer, distribution, joint marketing (including any pilot program), development, content provider, destination site or merchant agreement;

            (o) any agreement pursuant to which the Company has granted or may be obligated to grant in the future, to any party a source-code license or option or other right to use or acquire source-code, including any agreements which provide for source code escrow arrangements;

            (p) any sales representative, original equipment manufacturer, value added, remarketer or other agreement for distribution of the Company's products or services or the products or services of any other person or entity;

            (q) any agreement pursuant to which the Company has advanced or loaned any amount to any shareholder of the Company or any director, officer, employee or consultant other than business travel advances in the ordinary course of business consistent with past practice;

            (r) any settlement agreement entered into since January 1, 1997 that provides for continuing obligations of the Company; or

            (s) any other agreement that involves $10,000 or more or is not cancelable without penalty within thirty (30) days.

        Except as set forth on Schedule 2.16(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any material agreement, contract or commitment required to be set forth on Schedule 2.16(a) or Schedule
2.14 (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.16(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

        2.17 Interested Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company. There are no receivables of the Company owing by any director, officer, employee or consultant to the Company (or any ancestor, sibling, descendant, or spouse of any such persons, or any trust, partnership or corporation in which any of such persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company's established employee reimbursement policies and consistent with past practice). None of the Company shareholders has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company.

        2.18 Compliance with Laws. The Company is not in conflict in any material respect with, or in default or violation of any order, judgment or decree, or to its knowledge, any law, rule or regulation, applicable to the Company or by which its properties are bound or affected. To the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened against the Company, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company.

        2.19 Litigation. There is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers, directors or employees (in their capacities as officers, directors or employees, as the case may be), nor, to the knowledge of the Company, is there any reasonable basis therefor. There is no investigation pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers, directors or employees (in their capacities as officers, directors or employees, as the case may be) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

        2.20 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.21 Minute Books. The minute books of the Company made available to Parent are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company through the date hereof.

        2.22 Environmental Matters. The Company (a) has obtained all applicable and material permits, licenses and other authorizations that are required under Environmental Laws; (b) to the Company's knowledge, is in compliance with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (c) is not aware of and has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any Environmental Claim with respect to the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; (d) has not disposed of, released, discharged or emitted any Hazardous Materials into the soil or groundwater at any properties owned or leased at any time by the Company, or at any other property, or exposed any employee or other individual to any Hazardous Materials or condition in such a manner as would result in any material liability or result in any corrective or remedial action obligation; and (e) has taken all actions necessary under Environmental Laws to register any products or materials required to be registered by the Company (or any of its agents) thereunder. To the Company's knowledge, no Hazardous Materials are present in, on or under (or, to the knowledge of the Company, in the vicinity of) any properties owned, leased or used at any time (including both land and improvements thereon) by the Company so as to give rise to any material liability or corrective or remedial obligation of the Company under any Environmental Laws. For the purposes of this Section 2.22, "ENVIRONMENTAL CLAIM" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Materials or (b) any violation, or alleged violation, of any Environmental Laws. "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws and regulations relating to pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "HAZARDOUS MATERIALS" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

        2.23 Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.24 Employee Matters and Benefit Plans.

            (a) Definitions. With the exception of the definition of "AFFILIATE" set forth in Section 2.24(a)(i) below (such definition shall only apply to this Section 2.24), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                (i) "AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                (iii) "COMPANY EMPLOYEE PLAN" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or otherwise, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee (as defined below), or with respect to whether the Company has or may have any liability or obligation;

                (iv) "DOL" shall mean the United States Department of Labor.

                (v) "EMPLOYEE" shall include any current, former or retired employee, officer, director or consultant of the Company or any Affiliate;

                (vi) "EMPLOYEE AGREEMENT" shall include each management, employment, indemnification, severance, termination, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                (ix) "IRS" shall mean the Internal Revenue Service;

                (x) "MULTIEMPLOYER PLAN" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                (xi) "PENSION PLAN" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

            (b) Schedule. Schedule 2.24(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this

Agreement), or to enter into any Company Employee Plan or Employee Agreement nor does it have any intention or commitment to do any of the foregoing.

            (c) Documents. The Company has provided or made available to Parent
(i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto, all related trust documents and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS, DOL or any other governmental agency with respect to any Company Employee Plan; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries of for each Company Employee Plan; (xii) all discrimination tests for each Company Employee Plan for the most recent plan year; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

            (d) Employee Plan Compliance. Except as set forth on Schedule 2.24(d), (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation of any other party to, each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has a period of time remaining under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and
(vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 501(i) of ERISA or
Section 4975 through 4980 of the Code.

            (e) Pension Plans. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

            (f) Multiemployer Plans. At no time has the Company or any Affiliate contributed to or been requested to contribute to any Multiemployer Plan.

            (g) No Post-Employment Obligations. Except as set forth in Schedule 2.24(g), no Company Employee Plan provides, or reflects or represents any liability to provide, life insurance, health or other employee benefits to any person upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) or any other person would be provided with life insurance, health or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

            (h) COBRA. Neither the Company nor any Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Women's Healthcare Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996 or any similar provisions of state law applicable to its Employees.

            (i) Effect of Transaction.

                (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.24(i)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any current or future payment (whether of severance or termination pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, indemnification, increase in benefits or obligation to fund benefits with respect to any Employee.

                (ii) Except as set forth on Schedule 2.24(i)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee resulting from the transactions contemplated by this Agreement or otherwise will be characterized as a "parachute payment", within the meaning of Section 280G(b)(2) of the Code.

            (j) Employment Matters. Schedule 2.24(j) lists all current officers, directors and employees of the Company as of the date hereof. The Company (i) to its knowledge, is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees (including any immigration laws with respect to the same); (ii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iii) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Schedule 2.24(j) also sets forth all outstanding offers of employment, whether written or oral, made to any employee or prospective employee, which offer has not been rejected by the offeree.

            (k) Labor. No work stoppage or labor strike against the Company is pending, or to the Company's knowledge, threatened. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 2.24(k), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 2.24(k), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

            (l) No Interference or Conflict. To the knowledge of the Company, no shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

        2.25 Bank Accounts. Schedule 2.25 constitutes a full and complete list of all the bank accounts and safe deposit boxes of the Company, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

        2.26 Indemnification Obligations. The Company has no knowledge of any action, proceeding or other event pending or threatened against any officer or director of the Company that would give rise to any indemnification obligation of the Company to its officers and directors under its Articles of Incorporation, Bylaws or any agreement between the Company and any of its officers or directors.

        2.27 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to the principal terms of this Agreement and the Merger (to the extent that such documents were prepared by or include information provided by the Company), contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company or the shareholders for inclusion or incorporation by reference in the Information Statement or any other any statement, recommendation, proposal or document provided to the shareholders of the Company, at the time of any shareholders' meeting or as of the Effective Time, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB


        Parent and Merger Sub hereby represent and warrant to the Company, subject to the exceptions specifically disclosed in writing in the disclosure letter dated as of the date hereof (the "PARENT SCHEDULES"), as follows:

            3.1 Organization, Good Standing and Qualification. Parent has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. Merger Sub has been duly incorporated and organized, and is validly existing, under the laws of the State of Oregon. Each of Parent and Merger Sub has the corporate power and corporate authority to own and operate its properties and assets and to carry on its business as currently conducted. Parent is duly qualified to transact business and is in good standing in the State of California.

            3.2 Capitalization and Voting Rights.

                (a) As of December 15, 1999, the authorized capital of Parent consisted of:

                    (i) Preferred Stock. 51,910,282 shares of Preferred Stock (the "PREFERRED STOCK"), 10,000,000 of which have been designated Series F Preferred Stock (the "SERIES F PREFERRED STOCK"), all of which are issued and outstanding prior to the Closing, 5,142,851 shares of which have been designated Series A Preferred Stock (the "SERIES A PREFERRED STOCK"), all of which are issued and outstanding, 8,629,992 shares of which have been designated Series B Preferred Stock (the "SERIES B PREFERRED STOCK"), 7,999,992 of which are issued and outstanding, 9,987,439 shares of which will have been designated Series C Preferred Stock (the "SERIES C PREFERRED STOCK"), all of which are issued and outstanding, and 18,150,000 shares of which have been designated Series D Preferred Stock (the "SERIES D PREFERRED STOCK"), 14,489,215 of which are issued and outstanding. The outstanding shares of Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable and were issued in compliance with applicable federal and state securities laws and have been approved by all requisite corporate and shareholder action.

                    (ii) Common Stock. 100,000,000 shares of Parent Common Stock, of which 12,324,306 shares are issued and outstanding. The outstanding shares of Parent Common Stock are all duly and validly authorized, issued, fully paid and nonassessable and, were issued in compliance with applicable federal and state securities laws and have been approved by all requisite corporate and shareholder action.

                    (iii) Options, Warrants, Reserved Shares. Except for (i) the conversion privileges of the Preferred Stock, (ii) the 8,000,000 shares of Parent Common Stock reserved for issuance under Parent's 1998 Stock Plan under which options to purchase 5,117,837 shares are outstanding, and (iii) warrants to purchase 630,000 shares of Series B Preferred Stock, there is no outstanding option, warrant, right (including conversion or preemptive rights) or agreement for the purchase or acquisition from Parent of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Parent's capital stock. Apart from the exceptions noted in this
Section 3.2(a), and except for rights of first refusal held by Parent to purchase shares of its stock issued under Parent's 1998 Stock Plan, no shares of Parent's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by Parent, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of Parent or any other person), pursuant to any agreement or commitment of Parent.

                    (iv) Issuance of Parent Common Stock. Upon the Closing and the issuance and delivery of the certificates representing the Parent Common Stock to the shareholders of the Company, the Parent Common Stock will be validly issued, fully paid and non-assessable, and subject to no Liens.

            3.3 Subsidiaries. Parent does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

            3.4 Authorization. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of Parent and Merger Sub and their respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Parent and Merger Sub hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Parent Common Stock to be issued hereunder has been taken or will be taken prior to the Closing, and the Agreement, when executed and delivered, will constitute valid and legally binding obligations of Parent and Merger Sub, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of and/or other equitable remedies. The Parent Common Stock to be issued hereunder, when issued, paid for and delivered in accordance with the terms of this Agreement for the consideration expressed herein will be duly authorized and validly issued, fully paid and nonassessable.

            3.5 Consents and Agreements. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity on the part of Parent or Merger Sub is required in order to enable Parent or Merger Sub to execute, deliver and perform its obligations under this Agreement, except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement and the filing of the Articles of Merger with the Oregon Secretary of State. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

            3.6 Litigation. There is no action, suit or proceeding of any nature pending or to Parent's knowledge threatened against Parent, its properties or any of its officers, directors or employees (in their capacities as officers, directors or employees, as the case may be), nor, to the knowledge of Parent, is there any reasonable basis therefor. There is no investigation pending or, to Parent's knowledge, threatened against Parent, its properties or any of its officers, directors or employees (in their capacities as officers, directors or employees, as the case may be) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Parent to conduct its operations as presently or previously conducted.

            3.7 Proprietary Information and Inventions Agreements. Each present and former employee, officer and consultant of Parent has executed a Confidential Information and Inventions Assignment. Parent after reasonable investigation is not aware that any of its employees, officers or consultants are in violation thereof, and Parent will use its best efforts to prevent any such violation. Parent is not aware that any officer or key employee intends to terminate employment with Parent, nor does Parent have a present intention to terminate the employment of any of the foregoing. Subject to general principles relating to wrongful termination of employees, the employment of each officer and employee of Parent is terminable at the will of Parent.

            3.8 Title to Property and Assets. Parent owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair Parent's ownership or use of such property or assets. With respect to the property and assets it leases, Parent is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

            3.9 Financial Statements. Prior to the Closing, Parent has made available to the Company its audited balance sheet and income statement at and for the year ended January 31, 1999 and the nine months ended October 31, 1999 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present the financial condition and operating results of Parent as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments which Parent does not expect to be material. Except as set forth in the Financial Statements, Parent has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of Parent. Except as disclosed in the Financial Statements, Parent is not a guarantor or indemnitor of any indebtedness of any other person, firm, corporation or other entity (except for wholly owned subsidiaries of Parent).

            3.10 Books and Records. The minute books of Parent contain accurate summary records of all meetings and written consents to action of Parent's stockholders, Parent's Board of Directors and all committees, if any, appointed by the Board of Directors. Parent's stock ledger is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of Parent.

            3.11 Rights of Registration. Except as contemplated in the Fourth Amended and Restated Investor Rights Agreement dated as of November 17, 1999 by and among Parents and certain of its stockholders, Parent has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

            3.12 Proprietary Rights. Parent owns, has licensed or otherwise possesses all trademarks, trade names, copyrights and other intellectual property rights necessary to conduct its business as now being conducted without any known conflict with or infringement upon any intellectual property rights of others. Parent has not received any notice alleging that Parent has infringed upon or is conflict with the asserted rights of others, nor is Parent aware of any reasonable basis for any such allegation. Parent has certain trade secrets, including know-how, computer software programs and other proprietary data (the "PROPRIETARY INFORMATION") used, or proposed to be used, in the development, manufacture and sale of its products. Parent has the right to use the Proprietary Information, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of Parent. Parent is not aware of any rights to any patents, trademarks, service marks, tradenames, copyrights, trade secrets and proprietary rights and processes held by third parties that it will be required to obtain in order to conduct its business as proposed to be conducted that cannot be obtained on commercially reasonable terms from such parties. There are no outstanding options, licenses, or agreements of any kind relating to Parent's patents or trademarks.

            3.13 No Conflict of Interest. Parent is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To Parent's knowledge, none of Parent's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to Parent (other than in connection with purchases of Parent's stock). To Parent's knowledge, none of Parent's officers or directors or any members of their immediate families have, directly or indirectly, any economic interest in any contract material to Parent other than with respect to equity held in Parent.

            3.14 Tax Returns. All tax returns, declarations, statements, reports, schedules, forms and information returns ("RETURNS") required by all U.S. federal, state and local and foreign jurisdictions (in each case, including all political subdivisions thereof) relating to all U.S. federal, state, local and foreign taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto ("TAXES"), if any, required to be filed by Parent prior to the Closing have been (or will be) timely filed and such Returns are (or will be) true, complete and correct in all material respects. All Taxes shown on any such Returns to be due from Parent that are due and payable have been paid, other than those being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP. Parent does not know of any actual or proposed material addition Tax assessments against Parent.

            3.15 Compliance with Laws. Parent has obtained and maintained in good standing all of its licenses, permits, consents and authorizations required to be obtained by it or them under federal, state and local laws (collectively, "LAWS"), except for those which, individually or in the aggregate, would not have a material adverse effect on the assets, condition, affairs or prospects of Parent, financially or otherwise, and all such licenses, permits, consents and authorizations remain in full force and effect. Parent is in material compliance with such Laws, and there is no pending or, to Parent's knowledge, threatened, action or proceeding against Parent under any of such Laws, other than any such actions or proceedings which, individually or in the aggregate, if adversely determined, would not have a material adverse effect on the assets, condition, affairs or prospects of Parent, financially or otherwise.

            3.16 Year 2000 Compliance. Parent's products and services have not failed and shall not fail to perform any function specified in the product specifications therefor, or otherwise be adversely affected in any material respect, solely as a result of the date change from December 31, 1999 to January 1, 2000, including without limitation, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values which reflect the correct century. In addition, to the best of Parent's knowledge, all of the products and services upon which Parent is materially reliant, either individually or in the aggregate, including, without limitation, information technology systems such as financial and order entry systems, non-information technology systems such as phones and facilities, third party licensed software and the products and services of Parent's customers, vendors and suppliers are designed to be used prior to, during, and after calendar year 2000 A.D., and such products and services will operate during each such time period without error relating to date data, including without limitation any error relating to, or the product of, date data that represents or references different centuries or more than one century.

            3.17 No Contravention. Neither Parent nor Merger Sub is in violation or default of any provision of its Certificate or Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to Parent or Merger Sub. The execution, delivery and performance by Parent and Merger Sub of this Agreement, including, without limitation, the issuance of the Parent Common Stock: (a) do not and will not contravene the terms of the Certificate or Articles of Incorporation, as amended, or Bylaws, as amended, of the Parent or Merger Sub or any law, rule, regulation or similar requirement applicable to Parent or Merger Sub or its assets, business or properties; (b) do not and will not (i) conflict with, contravene, result in any violation or breach of or default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other person or entity a right or claim of termination or amendment, or (iii) require modification, acceleration or cancellation of any agreement, contract, or other instrument or contractual obligation of Parent or Merger Sub; and (c) do not and will not result in the creation of any lien, charge or encumbrance (or obligation to create a lien, charge or encumbrance) against any property, asset or business of Parent or Merger Sub.

            3.18 Disclosure. Parent has fully provided the Company with all the information which such party has reasonably requested for deciding whether to enter into this Agreement. Neither this Agreement nor any other statements, exhibits or certificates made or delivered in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                                   ARTICLE IV

                     SECURITIES ACT COMPLIANCE; REGISTRATION

        Parent and the Company acknowledge and agree that they shall seek an opinion from the Oregon Department of Consumer and Business Services (the "OREGON GOVERNMENTAL AUTHORITY") approving this Agreement as being fair, just and equitable and free from fraud under Section 59.095 of the Oregon Securities Law (the "OREGON FAIRNESS STATUTE"). Sections 4.1 to 4.3 below shall be applicable in the event that an exemption from federal registration is not obtained under Section 3(a)(10) of the Securities Act with respect to the Parent Common Stock to be issued hereunder.

        4.1 Securities Act Exemption. The Parent Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof or Rule 506 thereunder. Prior to the Closing Date, each of the Company's shareholders shall have provided Parent such representations, warranties, certifications and additional information as Parent may reasonably request to ensure the availability of such exemptions from the registration requirements of the Securities Act.

        4.2 Stock Restrictions. In addition to any legend imposed by applicable state securities laws or by any contract that continues in effect after the Effective Time, the certificates representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

        4.3 The Company Shareholders' Restrictions Regarding Securities Law Matters. Each shareholder of the Company, by virtue of the Merger and the conversion into Parent Common Stock of the Company Common Stock held by such shareholder, shall be bound by the following provisions:

            (a) Such shareholder will not offer, sell or otherwise dispose of any shares of Parent Common Stock except in compliance with the Securities Act and the rules and regulations thereunder.

            (b) Such shareholder will not sell, transfer or otherwise dispose of any shares of Parent Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the shareholder furnishes Parent with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock or (iii) the offer and sale of Parent Common Stock is registered under the Securities Act.

                                    ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME


        5.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. The Company shall promptly notify Parent of any materially negative event involving or adversely affecting the Company or its business.

            In addition, except as permitted by the terms of this Agreement, without the prior written consent of Parent, which consent shall not be unreasonably withheld, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company (and the Executives as to subsection (i) only) shall not do any of the following:

            (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any outstanding Company Options or Company Common Stock subject to vesting, or reprice Company Options granted under the Option Plan (or otherwise) or authorize cash payments in exchange for any such options;

            (b) Make any payments or enter into any commitment or transaction outside of the ordinary course of business;

            (c) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

            (d) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property Rights (other than pursuant to end-user licenses granted to customers of the Company in the ordinary course of business, provided that no such license shall (i) contain any right of refusal to the license or (ii) involve the transfer of product(s) to any person or entity in violation of applicable U.S. export laws and regulations) or enter into grants to future patent rights;

            (e) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

            (f) Amend or otherwise modify (or agree to do so), or violate the terms of, any of the Contracts;

            (g) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company Capital Stock;

            (h) Purchase, redeem or otherwise acquire, directly or indirectly, any Company Capital Stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof;

            (i) Issue, grant, deliver, sell, pledge or authorize, any Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (except for the issuance of any Company Capital Stock upon exercise or conversion of presently outstanding Company Options or Warrants, the grant of stock options to new employees pursuant to outstanding written offers of employment), or the transfer by Peter Ozolin of up to 40,000 shares to Laila Kaiser;

            (j) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

            (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association, joint venture or other business organization or division thereof, or otherwise acquire or agree to acquire outside of the ordinary course of business any assets in any amount, or in the ordinary course of business in an amount in excess of $10,000 in the case of a single transaction or in excess of $50,000 in the aggregate;

            (l) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice and except for the sale, lease or disposition (other than through licensing) of a property or assets that are not material, individually or in the aggregate, to the business of the Company;

            (m) Incur individual liabilities in excess of $10,000 (in any one case) or $50,000 (in the aggregate) or incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

            (n) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and as disclosed in the Company Schedules, or adopt any new severance plan;

            (o) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any bonus or special or extraordinary remuneration to any director or employee, or increase the salaries or wage rates of its employees, except as consistent with the ordinary course of the Company consistent with past practice with employees who are terminable "at will," pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

            (p) Effect or agree to effect, including by way of hiring or involuntary termination, any change in the Company's directors, officers or key employees;

            (q) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, or except as required by GAAP, make any change in accounting methods, principles or practices;

            (r) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financials (or the notes thereto) or that arose in the ordinary course of business subsequent to December 31, 1999, in an amount in excess of $10,000 (in any one case) or $50,000 (in the aggregate), or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

            (s) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (t) Enter into any strategic alliance, joint development or joint marketing agreement;

            (u) Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it, in good faith, determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit or (iii) for a breach of this Agreement;

            (v) Materially reduce the amount of any insurance coverage provided by or fail to renew any existing insurance policies;

            (w) Engage in any action with the intent and purpose to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

            (x) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code; or

            (y) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (x) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        5.2 Notices. The Company shall give all notices and other information required to be given to the employees of the Company, any collective bargaining unit representing any group of employees of the Company and any applicable government authority under the WARN Act, the National Labor Relations Act, the Code, the Consolidated Omnibus Budget Reconciliation Act and any other applicable law in connection with the transaction provided for in this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        6.1 Preparation of Oregon Fairness Hearing Documents and Information Statement. As soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, the documents required in connection with the Oregon Fairness Statute, including, but not limited to, the hearing notice and an Information Statement for the shareholders of the Company to approve the principal terms of this Agreement and the Merger (collectively, the "NOTICE MATERIALS"). The purpose of the Notice Materials, which shall be filed with the Oregon Governmental Authority as promptly as practicable, shall be to perfect the exemption from registration provided by Section 3(a)(10) of the Securities Act. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Common Stock in the Merger. Parent and the Company shall each use its best efforts to cause the Notice Materials to be declared effective and approved for distribution to Company shareholders, and to cause the Information Statement to comply in all material respects with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Notice Materials, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Notice Materials. The Company will promptly advise Parent and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Notice Materials in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Company shareholders approve the principal terms of this Agreement and the Merger and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Notice Materials any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

        6.2 Shareholder Approval. The Company shall, promptly after the date hereof and in accordance with Oregon Law and the Company's Articles of Incorporation and Bylaws, obtain the approval of the Company's shareholders of the principal terms of this Agreement and the Merger.

The Company shall ensure that the shareholder approval is solicited in compliance with Oregon Law, the Articles of Incorporation and Bylaws of the Company and all other applicable legal requirements. The Company agrees to use its reasonable best efforts to secure the necessary votes required by Oregon Law to effect the Merger. Parent will make a representative available to shareholders to answer any questions Company shareholders may have regarding the Parent's business, management and financial affairs.

        6.3 Access to Information. Each of the Company and the Parent shall afford the other and their respective accountants, legal counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records and (b) all other information concerning its business, properties, and personnel as Parent or the Company may reasonably request. Each of Parent and the Company agrees to provide the other and its accountants, legal counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        6.4 Confidentiality. The parties acknowledge that the Company and Parent have previously executed a Confidentiality Agreement, dated as of December 2, 1999 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

        6.5 Consents. The Company shall promptly apply for or otherwise seek and use its best efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger, including all consents, waivers or approvals under any of the Contracts in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All of such consents and approvals are set forth in Schedule 2.6.

        6.6 Legal Conditions to the Merger. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of or any registration, declaration or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

        6.7 Best Efforts; Additional Documents and Further Assurances. Each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (a) the taking of all acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (b) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (c) the obtaining of all necessary consents, approvals or waivers from third parties, (d) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (e) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

        6.8 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event that is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect any remedies available to the party receiving such notice or affect the representations, warranties, covenants or agreements of the parties or conditions to the obligation of the parties under this Agreement.

        6.9 Reorganization. It is the intent of the Company, Parent, Merger Sub and the Surviving Corporation that this Merger qualifies as a tax-free reorganization under Section 368(a) of the Code, and the Company, Parent, Merger Sub and the Surviving Corporation covenant and agree not to take any actions inconsistent with such intent.

        6.10 Voting Agreements. If requested by Parent, the Company will use its reasonable best efforts to cause each Executive and Thomas J. Holce, Frank Gill, Milton D. Mittelstedt, Stephen Babson and Graham Weeks to execute a Voting Agreement, agreeing, among other things, to vote in favor of the Merger and against any competing proposals.

        6.11 Non-Competition Agreements. On or before the Closing, the Company will use its reasonable best efforts to cause each of the Executives to execute a Non-Competition Agreement.

        6.12 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock and Parent Options pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock and Parent Options pursuant hereto.

        6.13 Benefit Arrangements.

            (a) Parent will consult with the Executives with respect to determining the Company employees to be retained by Parent following the Closing; provided, however, that Parent shall make employment offers only to those Company employees as Parent determines in its business discretion and shall not have any obligation to make an offer to any particular employee or employees of the Company. Such employees of the Company who have continued as employees of Parent or the Surviving Corporation following the Closing Date are referred to hereinafter as "CONTINUING EMPLOYEES." Terms of employment offered to Continuing Employees will include compensation and options to purchase Parent Common Stock commensurate with each person's education and experience levels relative to Parent's current employees, and shall be contingent upon the Closing. Continuing Employees shall be eligible (without temporary or permanent exclusion for pre-existing conditions, to the extent such Continuing Employees are covered under applicable medical plans of the Company as of the Effective
Time) to participate in all Parent employee benefit plans. Employment of any Company employees by Parent or the Surviving Corporation following the Closing shall be subject to Parent's established policies generally applicable to new employees. The Company will use its best efforts to cooperate with Parent to ensure that Company employees that Parent wishes to retain become employees of Parent.

            (b) On or prior to the Closing Date, Parent and each of the Executives shall negotiate mutually acceptable employment arrangements for each of the Executives contingent upon the Closing, which agreements will contain the principal terms set forth on Schedule 6.13.

            (c) Robert Wiggins, Peter Ozolin and Ryan Malarkey will amend their respective stock option agreements with the Company prior to the Closing to provide that 21,875, 10,937 and 7,500 shares, respectively, subject to such stock option agreements will not vest until one year after the Closing

        6.14 No Solicitation. From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company and its shareholders will not, and the Company will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly (a) solicit, initiate, entertain or encourage submission of any "ACQUISITION PROPOSAL" (as defined herein) by any person, entity or group (other than Parent and its affiliates, agents, and representatives) or (b) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company to, or afford access to the properties, books or records of the Company, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Parent and its affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to the Company. For purposes of this Agreement, an "ACQUISITION PROPOSAL" means any proposal or offer relating to (a) any merger, consolidation, sale or license of substantial assets or similar transactions involving the Company (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted by this Agreement), (b) dissolution of the Company, (c) sales by the Company of any Company Capital Stock (including, without limitation, by way of a tender offer or an exchange offer) or (d) sales or transfers by the Executives (other than the transfer by Peter Ozolin of up to 40,000 shares of Company Common Stock to Laila Kaiser of any Company Capital Stock or rights thereto or debt instruments of the Company. The Company and the Executives will immediately cease any and all existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company and the Executives will promptly (a) notify Parent if, after the date of this Agreement, it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (b) notify Parent of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company and the Executives will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent).

        6.15 Declaration of Registration Rights; Fairness Hearing. Parent agrees that the shareholders of the Company receiving Parent Common Stock in the Merger pursuant to Section 1.6(b) hereto shall be entitled to the registration rights set forth in the Declaration of Registration Rights attached as Exhibit D; provided, however, that Parent may alternatively elect to exempt the resale of the Parent Common Stock from registration by means of a fairness hearing pursuant to Section 3(a)(10) of the Securities Act. If the Oregon Governmental Authority does not issue an opinion on or before January 31, 2000 finding this Agreement and the transactions contemplated hereby to be fair, just and equitable and without fraud to the shareholders of Legal Anywhere, Parent and the Company shall use their reasonable best efforts to complete the issuance of the Niku Common Stock in the Merger pursuant to an exemption from the registration and prospectus delivery requirements under the Securities Act (other than the exemption afforded by Section 3(a)(10) of the Securities Act).


                                   ARTICLE VII

                            CONDITIONS TO THE MERGER


        7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) Shareholder Approval. The principal terms of this Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

            (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

            (c) Closing Date Payment Schedule. Parent and the Company shall each have reviewed and approved a schedule (the "CLOSING DATE PAYMENT SCHEDULE") reflecting, as of the Effective Time (i) for each holder of Company Common Stock, the number of shares of Company Common Stock held, the aggregate number of shares of Parent Common Stock payable to such holder in the Merger, the number of such shares payable promptly after the Effective Time (in accordance with Section 1.6) and payable into the Escrow Fund (as defined in Section 8.2(a)), and the amount of cash payable to such holder for any fractional shares.

            (d) Executives' Employment. Each Executive and Parent shall have entered into an employment arrangement providing for Parent's continued employment of such Executive after the Effective Time.

            (e) Fairness Opinion; Declaration of Registration Rights. The Oregon Governmental Authority shall have issued an opinion declaring the Notice Materials and Information Statement effective and this Agreement to be fair, just and equitable and without fraud under the Oregon Fairness Statute, or Parent shall have executed and delivered the Declaration of Registration Rights if the resale of the Parent Common Stock has not otherwise been exempted from registration.

        7.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Closing Date, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Parent, with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

            (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 9.1(e) below) in all material respects with all covenants, obligations and conditions of this Agreement required to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

            (c) Legal Opinion. The Company shall have received a legal opinion from Fenwick & West LLP, counsel to Parent, in substantially the form attached hereto as Exhibit E.

        7.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this

Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

            (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (including the Company Schedules) shall be true and correct on and as of the Effective Time, except for
(i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect, with the same force and effect as if made on and as of the Closing Date; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President and Chief Financial Officer of the Company;

            (b) Agreements and Covenants. The Company and each Executive shall have performed or complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 9.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Chief Financial Officer of the Company;

            (c) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 2.6.

            (d) Legal Opinion. Parent shall have received a legal opinion from legal counsel to the Company, in substantially the form attached hereto as Exhibit F.

            (e) Appraisal Rights. Holders of not more than 3% of the outstanding shares of Company Capital Stock shall have exercised, nor shall they have any rights or continued right to exercise, appraisal rights under Oregon Law with respect to the transactions contemplated by this Agreement.

            (f) Escrow Schedule. The Company shall have executed and delivered to Parent the Escrow Schedule (as defined in Section 8.2 hereof).

            (g) Non-Competition Agreements. The Non-Competition Agreements as required by Section 6.11 hereof shall have been duly executed and delivered to Parent.

            (h) Release Agreements. Each employee of the Company not offered employment by Parent following the Closing shall have executed a release agreement on terms and conditions acceptable to Parent.

            (i) Investor Representations. Each of the Company's shareholders shall have executed and delivered an Investment Representation Letter (including a lock-up agreement) in the form provided by Parent and have fully complied with
Section 4.1 above (as applicable). The
availability of exemptions from registration shall have been ensured to the satisfaction of Parent and its counsel.


                                  ARTICLE VIII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW


        8.1 Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is the one year anniversary of the Closing Date (the "EXPIRATION DATE").

        8.2 Escrow Arrangements.

            (a) Escrow Fund. At the Effective Time the Company's shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company shareholder, will be deposited with Chase Manhattan Bank and Trust Company, N.A. (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 8.2(h) below)) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of each shareholder of the Company shall be in proportion to the aggregate Parent Common Stock to which such holder would otherwise be entitled under
Section 1.6(b) and shall be in the respective share amounts and percentages listed opposite each Company's shareholder's names listed in a schedule to be executed by the Company and delivered to Parent at Closing (the "ESCROW SCHEDULE"). The Escrow Fund shall be available to compensate Parent and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company in connection with the Merger), (ii) any failure by the Company to perform or comply with any covenant or obligation contained herein or
(iii) any claims brought by employees or consultants of the Company who were or are terminated prior to the Closing; provided that such claims must be asserted on or before 5:00 p.m. (California Time) on the Expiration Date. Except as otherwise provided herein, Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in Section 8.2(d) below) identifying Losses, the aggregate amount of which exceed $50,000 (except in the case of Losses arising from any breach or inaccuracy of Section 2.3, as to which such threshold shall not apply), have been delivered to the Escrow Agent as provided in paragraph (f) and such amount is determined pursuant to this Article VIII to be payable; in such case, Parent may recover shares from the Escrow Fund equal in value to all indemnified Losses (including any Losses within the $50,000 threshold) for which there is no objection or any objection had been resolved in accordance with the provisions of this Article VIII; provided, however, that to the extent third-party expenses, including, without limitation, legal and accounting fees incurred by the Company in connection with this Agreement and the Merger exceed $125,000 in the aggregate, such excess shall be deemed a Loss for purposes of Article VIII and shall be immediately reimbursable to Parent in accordance with this Article VIII (without regard to the $50,000 minimum threshold for Losses and without counting toward the $50,000 threshold). For purposes of this Article VIII, the phrases "Company shareholders" and "shareholders of the Company" shall refer to the shareholders of the Company immediately prior to the Effective Time.

            (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "ESCROW PERIOD"); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 8.2(g) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, as evidenced by written memorandum of the Securityholder Agent and Parent, the Escrow Agent shall deliver to the shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims; provided, however, the Escrow Agent shall release to the shareholders of the Company on the Expiration Date such portion of the Escrow Fund that is in excess of the amount in dispute of any unsatisfied claims. Deliveries of Escrow Amounts to the shareholders of the Company pursuant to this Section 8.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth on the Escrow Schedule). At all times during the Escrow Period, the Company shareholders shall be deemed to be the record holders of their respective amounts of the Parent Common Stock and Parent Preferred Stock comprising the Escrow Amount. Securityholder Agent (as defined below) shall provide to the Escrow Agent a current schedule of Company shareholders' names and addresses and pro rata share of the Escrow Amount prior to the date of distribution of the Escrow Amount.

            (c) Protection of Escrow Fund.

                (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split or stock dividend) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                (iii) Each Company shareholder shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

            (d) Claims Upon Escrow Fund.

                (i) Upon receipt by the Escrow Agent at any time on or before the Expiration Date of a certificate signed by any officer of Parent (an "OFFICER'S Certificate"): (A) stating that Parent has paid or properly accrued (in accordance with GAAP) Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, and the nature of the misrepresentation, breach of warranty, covenant, obligation or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(f) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

                (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 8.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at $11.00 per share. Notwithstanding the foregoing, the Securityholder Agent shall have the right to pay any indemnifiable Losses owed to Parent hereunder in cash, in lieu of having the Escrow Agent release the number of Shares of Parent Common Stock in satisfaction of such claim, and upon the Escrow Agent receiving cash in an amount of the indemnifiable Losses, the Escrow Agent shall release to the shareholders that number of shares as it would have released to Parent hereunder in satisfaction of such claim.

            (e) Transfers.

                (i) In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit G hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

                (ii) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

                (iii) Tax Identification Number. Each party hereto and Company shareholder, except the Escrow Agent, shall provide the Escrow Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

            (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, Parent shall deliver a duplicate copy of such certificate to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall not deliver to Parent any Escrow Amounts pursuant to Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

            (g) Resolution of Conflicts; Arbitration.

                (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                (ii) If no such agreement can be reached after good faith negotiation, and in any event not later than sixty (60) days after receipt of the written objection of the Securityholder Agent, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this Section 8.2(g), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent the sum of one-half (1/2) or less of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration, independent of the escrow fund.

            (h) Securityholder Agent of the Shareholders; Power of Attorney.

                (i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, Bruce Jamerson shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT") for each shareholder of the Company (except such shareholders, if any, as shall have perfected their appraisal rights under Oregon Law, for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the shareholders of the Company.

                (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall jointly and severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

            (i) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Parent may rely upon any such written decision, consent or instruction of the Securityholder Agent as being the decision, consent or instruction of each every such shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, consent or instruction of the Securityholder Agent.

            (j) Third-Party Claims.

                (i) If any third party shall notify Parent or its affiliates hereto with respect to any matter (hereinafter referred to as a "THIRD PARTY CLAIM"), which may give rise to a claim by Parent against the Escrow Fund, then Parent shall give notice to the Securityholder Agent within 30 days of Parent becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim will be based setting forth such material information with respect to the Third party Claim as is reasonably available to Parent; provided, however, that no delay or failure on the part of Parent in notifying the Securityholder Agent shall relieve the Securityholder Agent and the Company shareholders from any obligation hereunder unless the Securityholder Agent and the Company shareholders are thereby materially prejudiced (and then solely to the extent of such prejudice). The Securityholder Agent and the Company shareholders shall not be liable for any attorneys fees and expenses incurred by Parent prior to Parent's giving notice to the Securityholder Agent of a Third Party Claim. The notice from Parent to the Securityholder Agent shall set forth such material information with respect to the Third Party Claim as is then reasonably available to Parent.

                (ii) In case any Third Party Claim is asserted against Parent or its affiliates, and Parent notifies the Securityholder Agent thereof pursuant to
Section 8.2(j)(i) hereinabove, the Securityholder Agent and the Company shareholders will be entitled, if the Securityholder Agent so elects by written notice delivered to Parent within 30 days after receiving Parent's notice, to assume the defense thereof, at the expense of the Company shareholders independent of the Escrow Fund, with counsel reasonably satisfactory to Parent so long as:

                    (A) Parent has reasonably determined that Losses which may be incurred as a result of the Third Party Claim do not exceed either individually, or when aggregated with all other Third Party Claims, the total dollar value of the Escrow Fund determined in accordance with Section 8.2(d)(ii) hereof;

                    (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief;

                    (C) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent; and

                    (D) counsel selected by the Securityholder Agent is reasonably acceptable to Parent.

        If the Securityholder Agent and the Company shareholders so assume any such defense, the Securityholder Agent and the Company shareholders shall conduct the defense of the Third Party Claim actively and diligently. The Securityholder Agent and the Company shareholders shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Parent and/or its affiliates, as applicable, which shall not be unreasonably withheld.

                (iii) In the event that the Securityholder Agent assumes the defense of the Third Party Claim in accordance with Section 8.2(j)(ii) above, Parent or its affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Parent. Parent or its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Securityholder Agent. Parent will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Securityholder Agent and material to the claim and will make available all officers, directors and employees reasonably requested by Securityholder Agent for investigation, depositions and trial.

                (iv) In the event that the Securityholder Agent fails or elects not to assume the defense of Parent or its affiliates against such Third Party Claim, which Securityholder Agent had the right to assume under Section 8.2(j)(ii) above, Parent or its affiliates shall have the right to undertake the defense and Parent shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Securityholder Agent. In the event that the Securityholder Agent is not entitled to assume the defense of Parent or its affiliates against such Third Party Claim pursuant to Section 8.2(j)(ii) above, Parent or its affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent or its affiliates need not consult with, or obtain any consent from, the Securityholder Agent in connection therewith); provided, however, that except with the written consent of the Securityholder Agent, no settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the claim against the Escrow Fund. In each case, Parent or its affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Securityholder Agent and the Company shareholders will cooperate with Parent or its affiliates in the defense of that claim and will provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will make available all individuals reasonably requested by Parent for investigation, depositions and trial.

            (k) Escrow Agent's Duties.

                (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent and agreed to and signed by the Escrow Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any written instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                (vii) Parent and the Surviving Corporation agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter; provided, however, that in the event the Securityholder Agent shall be the Non-Prevailing Party in connection with any claim or action initiated by a Company shareholder or Company shareholders, then such Company shareholder or Company shareholders shall be responsible for the indemnification of the Escrow Agent to the full extent provided by this paragraph.

                (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                (ix) Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                (x) It is further understood that any corporation into which the Escrow Agent is its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity my be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

            (l) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys' fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

            (m) Maximum Liability and Remedies. Except for fraud and willful misconduct and Losses arising from any breach or inaccuracy of Section 2.3, the rights of Parent to make claims upon the Escrow Fund in accordance with this
Article VIII shall be the sole and exclusive remedy of Parent and the Surviving Corporation after the Closing with respect to any representation, warranty, covenant, or obligation or agreement made by the Company under this Agreement and no former shareholder, option holder, warrant holder, director, officer, employee or agent of the Company shall have any personal liability to Parent or the Surviving Corporation after the Closing in connection with the Merger (except in the case of any fraud committed by the Executives).

        8.3 Indemnification by Parent. Parent shall indemnify and hold the Company shareholders, free and harmless from and against any and all Losses incurred by the Company shareholders as a result of (i) any inaccuracy or breach of a representation or warranty of Parent contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by Parent in connection with the Merger) or (ii) any failure by Parent to perform or comply with any covenant or obligation contained herein; provided that such claim must be asserted on or before 5:00 p.m. (California time) on the Expiration Date. Notwithstanding the foregoing, (i) Parent shall have no obligation to indemnify a Company shareholder (if at all) until such shareholder has incurred aggregate Losses in excess of that portion of $50,000 that the aggregate number of shares received by such shareholder under Section 1.6 bears to 995,000 (in which case such shareholder may seek indemnity for all Losses subject to (ii) below) and (ii) the maximum aggregate liability of Parent under this Section 8.3 for Losses incurred by Company shareholders is $1,000,000. Any and all claims by Company shareholders against Parent shall be resolved in a manner consistent with Section 8.2(g). Any amounts paid by Parent under this
Section 8.3 may, in the discretion of Parent, be paid wholly or partially in publicly traded and listed common stock of Parent, based on the market price of such stock at the time of payment.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER


        9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing
Date:

            (a) by mutual written consent duly authorized by the Board of Directors of the Company and Parent;

            (b) by either Parent or the Company if: (i) the Closing Date has not occurred by February 15, 2000 (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and such action or failure constitutes a breach of this Agreement); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

            (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

            (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company prior to February 15, 2000 through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured prior to February 15, 2000 (but no cure period shall be required for a breach which by its nature cannot be cured);

               (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub prior to February 15, 2000 through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this

Section 9.1(e) unless such breach is not cured prior to February 15, 2000 (but no cure period shall be required for a breach which by its nature cannot be cured).

        Where action is taken to terminate this Agreement pursuant to Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        9.2 Effect of Termination. Except as set forth in Section 10.2, any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (a) as set forth in this Section 9.2 and Article X (general provisions, including expenses), each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party from liability for any breach of this Agreement. Notwithstanding the foregoing, upon termination of this Agreement, neither Parent nor the Company shall be liable for the breach or inaccuracy of any representation or warranty resulting from the occurrence of any event after the date hereof. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement.

        9.3 Amendment. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and the Company. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and by Company shareholders who receive more than 50% of the Parent Common Stock issued or to be issued pursuant to
Section 1.6, or by all of the Company shareholders in the case of an amendment to Articles VIII.

        9.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE X

                               GENERAL PROVISIONS


        10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Parent or Merger Sub, to:

                      Niku Corporation
                      305 Main Street
                      Redwood City, California 94063
                      Attention:   Joshua Pickus
                                   President, Vertical Markets
                      Telephone:   (650) 701-2704
                      Facsimile:   (650) 701-2728

                      with a copy to:

                      Fenwick & West LLP
                      Two Palo Alto Square
                      Palo Alto, California 94303
                      Attention:   Dennis R. DeBroeck, Esq.
                      Telephone:   (650) 494-0600
                      Facsimile:   (650) 494-1417

               (b)    if to the Company, to:

                      Legal Anywhere, Inc.
                      7855 SW Mohawk
                      Tualatin, Oregon 97062
                      Attention:   Robert Wiggins
                                   Chief Executive Officer
                      Telephone:   (503) 612-9919
                      Facsimile:   (503) 612-6698

                      with a copy to:

                      Stoel Rives LLP
                      900 SW Fifth Avenue, Suite 2600
                      Portland, Oregon 97204
                      Attention:   Todd A. Bauman
                      Telephone:   (503) 294-9812
                      Facsimile:   (503) 220-2480

               (c)    if to the Securityholder Agent:

                      Bruce Jamerson
                      Conifer Investments, LLC
                      5550 SW Macadam, Suite 330
                      Portland, Oregon 97201
                      Telephone:   (503) 225-1977
                      Facsimile:   (503) 225-9980

               (d)    if to the Escrow Agent:

                      Chase Manhattan Bank and Trust Company, N.A.
                      101 California Street, Suite 2725
                      San Francisco, California  94111
                      Attention:   Mitch Gardner
                      Telephone:   (415) 954-9561
                      Facsimile:   (415) 693-8850

        10.2 Expenses.

            (a) In the event the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

            (b) Subject to the provisions of Section 8.2, in the event the Merger is consummated, the Surviving Corporation shall be responsible for the payment of all Third Party Expenses, including Third Party Expenses incurred by the Company.

        10.3 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "AGREEMENT" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        10.5 Entire Agreement; Assignment. Except for the Confidentiality Agreement, this Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

        10.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.7 Other Remedies. Except as otherwise provided herein (including as set forth in Section 8.2(l)), any and all remedies herein expressly conferred upon a party will be deemed exclusive, and no party hereto shall have any other remedy conferred by law or equity upon such party, where a remedy or remedies have been expressly conferred upon such party herein. No party shall be able to avoid the limitations expressly set forth in Article VIII.

        10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California or Oregon, as applicable, for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        10.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.



                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Executives, the Securityholder Agent (as to Article VIII only) and the Escrow Agent (as to matters set forth in Article VIII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

LEGAL ANYWHERE, INC.                     NIKU CORPORATION
an Oregon corporation                    a Delaware corporation


By:                                      By:
    --------------------------------          ----------------------------------
    Robert Wiggins                            Joshua Pickus
    Chief Executive Officer                   President, Vertical Markets


EXECUTIVES:                              LA ACQUISITION CORPORATION
                                         an Oregon corporation


                                         By:
----------------------------------------      ----------------------------------
        Robert Wiggins                        Joshua Pickus
                                              President
----------------------------------------
        Peter Ozolin

----------------------------------------
        Ryan Malarkey

SECURITYHOLDER AGENT:


----------------------------------------
    Name:  Bruce Jamerson


ESCROW AGENT

CHASE MANHATTAN BANK AND TRUST COMPANY, N.A.


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

                                                                       EXHIBIT A

                                VOTING AGREEMENT


      This VOTING AGREEMENT (this "AGREEMENT") is entered into as of January ___, 2000 (the "AGREEMENT DATE") by and between Niku Corporation, a Delaware corporation ("PARENT") and [Legal Anywhere Stockholder] ("STOCKHOLDER").

                                    RECITALS

      A. Parent, LA Acquisition Corporation, an Oregon corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), Legal Anywhere, Inc., an Oregon corporation (the "COMPANY") and certain executives of the Company are entering into an Agreement and Plan of Reorganization dated as of January __, 2000, as such may be hereafter amended from time to time (the "PLAN") that provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "MERGER") with the Company to survive the Merger. Upon the effectiveness of the Merger, the outstanding shares of the Company's Common Stock will be converted into shares of Parent Common Stock, all as more particularly set forth in the Plan. Capitalized terms used but not otherwise defined in this Agreement will have the same meanings ascribed to such terms in the Plan.

      B. As of the Agreement Date, Stockholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of Company Common Stock set forth below Stockholder's name on the signature page of this Agreement (all such shares, together with any shares of Company Capital Stock or any other shares of capital stock of the Company that may hereafter be acquired by Stockholder, being collectively referred to herein as the "SUBJECT SHARES"). If, between the Agreement Date and the Expiration Date (as defined herein), the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the shares constituting the Subject Shares shall be appropriately adjusted, and shall include any shares or other securities of the Company issued on, or with respect to, the Subject Shares in such a transaction.

      C. As a condition to the willingness of Parent and Merger Sub to enter into the Plan, Parent and Merger Sub have required that Stockholder agree, and in order to induce Parent and Merger Sub to enter into the Plan, Stockholder has agreed to enter into this Agreement.

        The parties to this Agreement, intending to be legally bound by this Agreement, hereby agree as follows:

        SECTION 1. TRANSFER OF SUBJECT SHARES

        1.1 NO DISPOSITION OR ENCUMBRANCE OF SUBJECT SHARES.

            (a) Stockholder hereby covenants and agrees with Parent and Merger Sub that, prior to the Expiration Date (as defined below), Stockholder will not, directly or indirectly, (i) offer, sell, offer to sell, or contract or agree to sell any of the Subject Shares, (ii) grant any option to purchase or otherwise dispose of any Subject Shares, (iii) pledge, encumber or transfer any Subject Shares or (iv) announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or otherwise dispose of, or any pledge, encumbrance or transfer of, any of the Subject Shares, to any person or entity other than Parent [; provided, however, that Stockholder Peter Ozolin may transfer up to 40,000 shares of Company Common Stock to Laila Kaiser.]

            (b) As used in this Agreement, the term "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Plan is validly terminated in accordance with its terms or (ii) the Effective Time of the Merger.

        1.2 TRANSFER OF VOTING RIGHTS. Stockholder covenants and agrees that, prior to the Expiration Date, Stockholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into an agreement of any kind with respect to any of the Subject Shares, except for the Proxy called for by Section 2.2 of this Agreement.

        SECTION 2. VOTING OF SUBJECT SHARES

        2.1 AGREEMENT. Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any action taken by the written consent of stockholders of the Company without a meeting, unless otherwise directed in writing by Parent, Stockholder shall vote the Subject Shares:

            (i) in favor of the Merger, the execution and delivery by the Company of the Plan and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan and any action required in furtherance hereof and thereof;

            (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Plan or that would preclude fulfillment of a condition precedent under the Plan to the Company's, Parent's or Merger Sub's obligation to consummate the Merger; and

            (iii) in favor of the termination (by amendment of any such agreement or otherwise), effective immediately prior to the effectiveness of the Merger, of any rights of first refusal, rights of notice, rights of co-sale, information rights, registration rights, preemptive rights or similar rights of Stockholder under any agreement, arrangement or understanding applicable to the Subject Shares.

        Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(i)", "(ii)" or "(iii)" of this Section 2.1.

        2.2 PROXY. Contemporaneously with the execution of this Agreement, Stockholder shall deliver to Parent a proxy with respect to the Subject Shares in the form attached hereto as Exhibit 1, which proxy shall be irrevocable to the fullest extent permitted by law (the "PROXY").

        SECTION 3. WAIVERS

        3.1 APPRAISAL RIGHTS. Stockholder hereby agrees not to exercise any rights of appraisal and any dissenters' rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

        3.2 RIGHTS OF FIRST REFUSAL, ETC. Stockholder hereby waives any rights of first refusal, rights of co-sale, registration rights, preemptive rights, rights of redemption or repurchase, rights to notice and similar rights of Stockholder under any agreement, arrangement of understanding applicable to the Subject Shares or any other shares of Company Capital Stock, in each case as the same may apply to the execution and delivery of the Plan and the consummation of the Merger and the other transactions contemplated by the Plan. Effective immediately prior to the effectiveness of the Merger, Stockholder hereby agrees and consents to the termination of any such rights and agreements. Stockholder agrees to take such actions, and execute and deliver such agreements and documents, as may reasonably be requested by Parent in order to effect, confirm or evidence the foregoing waivers and terminations.

        SECTION 4. NO SOLICITATION


        Stockholder covenants and agrees that, during the period commencing on the date of this Agreement and ending on the Expiration Date, Stockholder shall not, directly or indirectly, and shall not authorize or permit any agent or representative of Stockholder, directly or indirectly, to:

(i) solicit, initiate, cooperate with, facilitate, encourage or induce the making, submission or announcement of, any offer, or any effort or attempt concerning any Acquisition Proposal (as defined in the Plan) or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding the Company to any person or entity in connection with or in response to any Acquisition Proposal or potential Acquisition Proposal or any proposal for an Acquisition Proposal; (iii) consider any inquiries or proposals received from any party concerning any Acquisition Proposal; (iv) participate or engage in any discussions or negotiations with any person or entity with respect to any Acquisition Proposal; (v) approve, endorse or recommend any Acquisition Proposal; or (vi) enter into any letter of intent or other similar document or any written, oral or other agreement, contract or legally binding commitment contemplating or otherwise relating to any Acquisition Proposal. Stockholder shall immediately cease any existing discussions with any person or entity that relate to any potential Acquisition Proposal, provided, however, that the foregoing agreements and covenants are made by Stockholder solely in such Stockholder's capacity as a stockholder of the Company and not as a director of the Company, it being understood and agreed that nothing in this Section 4 shall prevent any Stockholder from discharging any fiduciary obligations that such Stockholder may have as a director of the Company.

        SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to Parent as follows:

        5.1 DUE ORGANIZATION, AUTHORIZATION, ETC. Stockholder has all requisite power and capacity to execute and deliver this Agreement and to perform Stockholder's obligations hereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        5.2 NO CONFLICTS OR CONSENTS.

            (a) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any order applicable to Stockholder or by which Stockholder or any of Stockholder's properties or Subject Shares is bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, encumbrance or security interest in or to any of the Subject Shares pursuant to, any written, oral or other agreement, contract or legally binding commitment to which Stockholder is a party or by which Stockholder or any of Stockholder's properties (including but not limited to the Subject

Shares) is bound or affected.

            (b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any written, oral or other agreement, contract or legally binding commitment of any third party.

        5.3 TITLE TO SUBJECT SHARES. As of the Agreement Date, Stockholder owns of record and beneficially the Subject Shares set forth under Stockholder's name on the signature page hereof free and clear of any restrictions (other than restrictions under applicable federal and state securities laws), liens, encumbrances, security interests or adverse claims, and does not directly or indirectly own, either beneficially or of record, any shares of capital stock of the Company, or rights to acquire any shares of capital stock of the Company, other than the Subject Shares set forth below Stockholder's name on the signature page hereof.

        5.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

        SECTION 6. COVENANTS OF STOCKHOLDER

        6.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, proxies, consents and other instruments, and perform such further acts, as Parent may reasonably request for the purpose of effectively carrying out and furthering the intent of this Agreement and the Proxy.

        6.2 LEGEND. Upon the request of Parent, Stockholder shall instruct the Company to cause each certificate of Stockholder evidencing the Subject Shares to bear a legend in the following form:

            THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE RIGHT TO VOTE THESE SHARES ARE SUBJECT TO THE TERMS OF A VOTING AGREEMENT, DATED JANUARY ____, 2000 (THE "VOTING AGREEMENT"), BETWEEN PARENT AND THE REGISTERED HOLDER OF THIS CERTIFICATE. THESE SHARES MAY NOT BE VOTED, SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT, AS IT MAY BE AMENDED. A COPY OF THE VOTING AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. SUCH AGREEMENT IS BINDING ON ALL TRANSFEREES OF THESE SHARES.

        SECTION 7. MISCELLANEOUS

        7.1 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid as provided in the Plan.

        7.2 GOVERNING LAW. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        7.3 ASSIGNMENT, BINDING EFFECT, THIRD PARTIES. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Parent may assign all or any of its rights hereunder to any wholly-owned subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of (i) Stockholder and Stockholder's heirs, successors and assigns and (ii) Parent and its successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person or entity other than the parties hereto or their respective heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        7.4 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

        7.5 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        7.6 AMENDMENT; WAIVER. This Agreement may be amended by the written agreement of the parties hereto. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless such waiver is set forth in a writing signed by such party. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

        7.7 NOTICES. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, four (4) days after mailing if sent by mail, and one (l) business day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

        if to Stockholder:

                at the address set forth below Stockholder's signature on the signature page hereto;

                if to Parent:

                Niku Corporation
                305 Main Street
                Redwood City, CA 94063
                Attn:  Chief Financial Officer
                Facsimile:  (650) 298-5934

        or to such other address as a party designates in a writing delivered to each of the other parties hereto.

        7.8 ENTIRE AGREEMENT. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive trial by jury in any action at law or suit in equity based upon, or arising out of, this Agreement or the subject matter hereof.

        7.9 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedy to which Parent is entitled at law or in equity, Parent shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any California court or in any other court of competent jurisdiction.

        7.10 OTHER AGREEMENTS. Nothing in this Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under any other agreement.

        7.11 CONSTRUCTION. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. Unless otherwise indicated herein, all references in this Agreement to "Sections" refer to sections of this Agreement. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

        [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

      IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be executed as of the Agreement Date first written above.





 NIKU CORPORATION                       STOCKHOLDER

 By:                                    Name:
    -------------------------                ---------------------------------
                                                 (Please Print)

 Title:                                 By:
    -------------------------                ---------------------------------
                                                 (Signature)

                                        Title:
                                               -------------------------------
                                        Address:
                                                 -----------------------------
                                        Facsimile:  (   )
                                                          --------------------

                                        Number of Shares of Company Common
                                        Stock owned by Stockholder as of the
                                        Agreement Date: ________________


                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                    EXHIBIT 1

                                IRREVOCABLE PROXY

        The undersigned stockholder of Legal Anywhere, Inc., an Oregon corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes the members of the Board of Directors of Niku Corporation, a Delaware corporation ("PARENT"), and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to (i) the shares of capital stock of the Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire after the date hereof. (The shares of the capital stock of the Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "SHARES.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with that certain Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into the Agreement and Plan of Reorganization, dated as of January ___, 2000, among Parent, LA Acquisition Corporation, an Oregon corporation and wholly-owned subsidiary of Parent ("MERGER SUB"), the Company and certain executives of the Company (the "PLAN"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Plan.

      The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date (as defined in the Plan) at any meeting of the stockholders of the Company, however called, or in any action by written consent of stockholders of the Company:

            (i) in favor of the Merger, the execution and delivery by the Company of the Plan, the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Plan, and any action required in furtherance hereof and thereof;

            (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Plan or that would preclude fulfillment of a condition precedent under the Plan to the Company's, Parent's or Merger Sub's obligation to consummate the Merger; and

            (iii) in favor of the termination (by amendment of any such agreement or otherwise), effective immediately prior to the effectiveness of the Merger, of any rights of first refusal, rights of co-sale, information rights, registration rights, preemptive rights or similar rights of Stockholder under any agreement, arrangement or understanding applicable to the Subject Shares.

        Prior to the Expiration Date (as such term is defined in the Voting Agreement), at any meeting of the stockholders of the Company without a meeting, however called, and in any action by written consent of stockholders of the Company, the attorneys and proxies named above may, in their sole discretion, elect to abstain from voting on any matter covered by the foregoing subparagraphs (i) through (iv) above.

        The undersigned stockholder may vote the Shares on all other matters.

        This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

        Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

        This proxy shall terminate upon the Expiration Date.


        Dated: January ___, 2000



                                     Stockholder Name:
                                                      --------------------------

                                            Signature:
                                                      --------------------------

                                            Title (If Applicable):
                                                                  --------------

                                            Number of Shares of Company Common
                                     Stock Owned:
                                                  ------------------------------

                                                                       EXHIBIT B

                        FORM OF NON-COMPETITION AGREEMENT


        This Non-Competition Agreement (this "AGREEMENT") is made and entered into as of January 19, 2000 (the "EXECUTION DATE") by and among Niku Corporation, a Delaware corporation ("PARENT") and Legal Anywhere, Inc., an Oregon corporation (the "COMPANY"), on the one hand, and ______________________ ("EMPLOYEE"), on the other hand.

                                 R E C I T A L S

        A. Concurrently with the execution of this Agreement, Parent, LA Acquisition Corporation, an Oregon corporation that is a wholly-owned subsidiary of Parent ("MERGER Sub"), Company, Employee and certain other executives of the Company have entered into an Agreement and Plan of Reorganization dated as of January 19, 2000 (the "PLAN"), which provides for the merger (the "MERGER") of Merger Sub with and into the Company, with the Company to be the surviving corporation of the Merger. Upon the effectiveness of the Merger, the outstanding capital stock of the Company will be converted into shares of Parent Common Stock in the manner and on the basis set forth in the Plan. Capitalized terms that are used in this Agreement and that are not defined herein shall have the same respective meanings that are given to such terms in the Plan.

        B. Employee owns Company Common Stock and is an officer and key employee of the Company, and upon the effectiveness of the Merger, will receive shares of Parent Common Stock having substantial value by virtue of the conversion of Employee's Company Common Stock in the Merger. Employee's talents and abilities are critical to the Company's ability to continue to successfully carry on its business.

        C. One of the material conditions precedent to the obligation of Parent to consummate the Merger under the Plan is that Employee has executed, entered into and is bound by this Agreement with Parent and the Company. Employee is therefore entering into this Agreement as a material inducement and consideration to Parent to enter into the Plan, to issue the consideration payable to Employee and the other Company shareholders in the Merger and to consummate the Merger, and to ensure that Parent effectively acquires the goodwill of the Company through the Merger.

        NOW, THEREFORE, in consideration of the facts stated in the foregoing recitals and the promises made herein, Parent, the Company and Employee hereby agree as follows:

        1. EFFECTIVENESS OF OBLIGATIONS. This Agreement shall become effective if and only if the Merger is consummated, and shall become effective upon the date and time that the Merger is consummated and becomes legally effective (such date and time being hereinafter referred to as the "EFFECTIVE TIME").

        2. CERTAIN DEFINITIONS.

            (a) Affiliate. As used herein, the term "AFFILIATE" will have the meaning given to such term in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended, and refers both to a present and future Affiliate.

            (b) Competing Business. As used herein, the term "COMPETING BUSINESS" means the business of developing, marketing, licensing, or distributing any technology products or web-based services to the legal profession.

            (c) Covenant Period. As used herein, the term "COVENANT PERIOD" means that period of time commencing on the Effective Time and ending eighteen
(18) months after the Effective Time.

            (d) Engaging in Business. As used in Section 3 of this Agreement, each of the following activities, without limitation, shall be deemed to constitute "ENGAGING IN A BUSINESS": to engage in, carry on, work with, be employed by, consult for, invest in, solicit customers for, own stock or any other equity or ownership interest in, advise, lend money to, guarantee the debts or obligations of, contribute, sell or license intellectual property to, or permit one's name or any part thereof to be used in connection with, any enterprise or endeavor, either individually, in partnership or in conjunction with any person, firm, association, partnership, joint venture, limited liability company, corporation or other business, whether as principal, agent, stockholder, lender, partner, joint venturer, member, director, officer, employee or consultant. However, nothing contained in this Agreement shall prohibit Employee from: (i) being employed by or serving as a consultant to Parent (or any other Affiliate of Parent); (ii) acquiring or holding at any one time less than five percent (5%) of the outstanding securities of any publicly traded company (other than any publicly traded company with respect to which Employee is engaged in any business (as defined in this Section) in violation of Employee's covenants in Section 3 hereof); (iii) holding stock of Parent; or
(iv) acquiring or holding an interest in a mutual fund, limited partnership, venture capital fund or similar investment entity of which Employee is not an employee, officer or general partner and has no power to make, participate in or directly influence the investment decisions of such mutual fund, limited partnership, venture capital fund or investment entity.

            (e) Surviving Corporation. As used herein, the term "SURVIVING CORPORATION" means the Company, the surviving corporation of the Merger.

        3. NON-COMPETITION AND NON-SOLICITATION COVENANTS.

            (a) Non-Competition. Employee hereby covenants and agrees with Parent and the Company that, at all times during the Covenant Period, Employee shall not, either directly or indirectly, engage in any Competing Business (i) in any state of the United States of America or (ii) in any country in which the Company has conducted business on or before the Effective Time (including, without limitation, any county, state, territory, possession or country in which any customer of the Company who utilizes the Company's products or services is located or in which the Company has solicited business as of the Effective
Time). Employee acknowledges and agrees with

Parent and the Company that the Company shall be deemed for the purpose of this
Section 3 to have engaged in business at a national level in the United States of America, in each state of the United States of America and in the country of Canada.

            (b) Non-Solicitation of Customers. In addition to, and not in limitation of, the non-competition covenants of Employee in Section 3(a) above, Employee agrees with Parent and the Company that, at all times during the Covenant Period, Employee will not, either for Employee or for any other person or entity, directly or indirectly (other than for Parent and any of its Affiliates), solicit business relating to the Competing Business from, or attempt to market, sell, distribute, license or otherwise provide technology products or web-based services to the legal profession, or attempt to market or provide training, support, consulting and other services with respect to the installation, implementation or use of technology products or web-based services to the legal profession to, any customer of the Company, Parent or any of their respective Affiliates.

            (c) Non-Solicitation of Employees or Consultants. In addition to, and not in limitation of, the non-competition covenants of Employee in Section 3(a) above, Employee agrees with Parent and the Company that, at all times during the Covenant Period, Employee will not, either for Employee or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any director, employee, consultant or contractor of Parent, the Surviving Corporation or any of their Affiliates to terminate his or her employment or his, her or its services with, Parent, the Surviving Corporation or any of their respective Affiliates or to take employment with any other party.

        4. SEVERABILITY. Should a court or other body of competent jurisdiction determine that any term or provision of this Agreement is excessive in scope or duration or is unenforceable, then the parties agree that such term or provision shall not be voided or made unenforceable, but rather shall be modified to the extent necessary to be enforceable, in accordance with the purposes stated in this Agreement and with applicable law, and all other terms and provisions of this Agreement shall remain valid and fully enforceable.

        5. SPECIFIC PERFORMANCE. Employee agrees that, in the event of any breach or threatened breach by Employee of any covenant or obligation contained in this Agreement, each of Parent and the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Employee further agrees that neither Parent nor the Company shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and employee irrevocably waives any right he may have to require Parent or the Company to obtain, furnish or post any such bond or similarly instrument.

        6. NON-EXCLUSIVITY. The rights and remedies of Parent and the Company under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and the Company under this Agreement, and the obligations and liabilities of Employee under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Agreement shall limit any of Employee's obligations, or the rights or remedies of Parent or the Company, under the Plan or any other agreement delivered in connection therewith or shall limit any of Employee's obligations, or any of the rights or remedies of Parent or the Company, under this Agreement. No breach on the part of Parent, the Company or any other party of any covenant or obligation contained in the Plan or any other agreement shall limit or otherwise affect any right or remedy of Parent or the Company under this Agreement.

        7. GOVERNING LAW. The internal laws of the State of Oregon (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        8. SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of Employee hereunder are personal to Employee and shall not be assignable, delegable or transferable by Employee in any respect. This Agreement shall inure to the benefit of the permitted successors and assigns of Parent and the Company, including any successor to or assignee of all or substantially all of the business and assets of Parent or the Company or any other part of the business or assets of Parent and/or the Company.

        9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

        10. AMENDMENT; WAIVER. This Agreement may be amended only by the written agreement of Parent and Employee. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless such waiver is set forth in a writing signed by such party. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

        11. NOTICES. All notices and other communications required or permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, four (4) days after mailing if sent by mail, and one (l) business day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

  If to Parent or the Company:               With a copy to:
  Niku Corporation                           Fenwick & West LLP
  305 Main Street                            Two Palo Alto Square, Suite 800
  Redwood City, CA                           Palo Alto, CA 94306
  Attention: President, Vertical Markets     Attention: Dennis R. DeBroeck, Esq.
  Fax Number:  (650) 701-2728                Fax Number:  (650) 494-1417

  If to Employee:                            With a copy to:
                                             Stoel Rives LLP
  Parties:                                   900 SW Fifth Avenue, Suite 2600
  -------                                    Portland, OR  97204
  Ryan Malarkey                              Attention:  Todd Bauman, Esq.
  Peter J. Ozolin                            Fax Number:  (503) 220-2480
  Robert S. Wiggins





or to such other address as Parent, the Company or the Employee, as the case may be, designates in a writing delivered to the other parties hereto.

        12. COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.

        13. ENTIRE AGREEMENT. This Agreement contains all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and, effective upon the Effective Time of the Merger, shall supersede any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, with respect to such subject matter; provided, however, that notwithstanding the foregoing, any non-competition, non-solicitation or other covenants of the type set forth in Section 3 of this Agreement that are contained in (a) any agreement entered into between the Company and Employee prior to the date of this Agreement, or (b) any employment agreement or in any employee invention assignment and/or confidentiality agreement executed by Employee with Parent or the Surviving Corporation that is in effect at any time during the Covenant Period, shall each be construed to be a separate, independent and concurrent covenant and obligation of Employee that is cumulative and in addition to, and not in lieu of or in conflict with, any of the covenants in
Section 3 of this Agreement, and the existence of any such separate, independent and concurrent covenant or covenants shall have no effect on the covenants contained in Section 3 of this Agreement.

        14. RULES OF CONSTRUCTION. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. Unless otherwise indicated herein, all references in this Agreement to "Sections" refer to sections of this Agreement. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

        IN WITNESS WHEREOF, Employee, Parent and the Company have executed and entered into this Agreement effective as of the Execution Date.


        NIKU CORPORATION                                  EMPLOYEE

By:
   -----------------------------------------      ------------------------------

        Title:
              ------------------------------

        LEGAL ANYWHERE, INC.

By:
   -----------------------------------------      ------------------------------

        Title:
              ------------------------------

                                                                       EXHIBIT C


                               ARTICLES OF MERGER

                                       OF

                           LA ACQUISITION CORPORATION

                                  WITH AND INTO

                              LEGAL ANYWHERE, INC.

     Pursuant to Section 60.494 of the Oregon Business Corporation Act, Legal Anywhere, Inc., an Oregon corporation ("Legal Anywhere"), the surviving corporation of the merger of LA Acquisition Corporation, an Oregon corporation and wholly-owned subsidiary of Niku Corporation ("Niku"), a Delaware corporation ("Merger Sub"), with and into Legal Anywhere ("the Merger"), files these Articles of Merger with the office of the Secretary of State.

     1. THE PLAN OF MERGER. The plan of merger is set forth as Exhibit A and is incorporated by reference. The Plan has been duly adopted and approved by the Board of Directors of each of Legal Anywhere, Merger Sub and Niku.

     2. SHAREHOLDER APPROVAL. The Merger required the approval of the shareholders.

          A. Legal Anywhere shareholders approved the Merger as follows:

               (1) 3,657,280 shares of common stock were outstanding and entitled to vote on the Plan.

               (2) ________ shares of common stock voted in favor of the Plan and _______ shares voted against the Plan.

          B.   Merger Sub shareholder vote

               (1) 1,000 shares of common stock of Merger Sub were outstanding and entitled to vote on the Plan of Merger.

               (2) 1,000 shares of common stock were voted for the Plan of Merger, and no shares of Common Stock were voted against the Plan of Merger.

     3. EFFECTIVE DATE. These Articles of Merger are effective when filed with the Secretary of State of the state of Oregon.

     4.   CONTACT. The person to contact about this filing is:


                  Richelle M. Tustin
                  Stoel Rives LLP
                  900 S.W. Fifth Ave., Suite 2600
                  Portland, OR 97204-1268

                  Telephone: (503) 294-9896


        Dated: January 31, 2000





                                                     LEGAL ANYWHERE, INC.

                                                     an Oregon corporation





                                                     By:
                                                        ------------------------

                                                     Name:  Robert S. Wiggins
                                                          ----------------------

                                                     Title: President
                                                           ---------------------

                                                                       EXHIBIT A

                               PLAN OF MERGER OF
                           LA ACQUISITION CORPORATION
                                 WITH AND INTO
                              LEGAL ANYWHERE, INC.

     1.   PARTIES.

          (a) The name of the surviving corporation is Legal Anywhere, an Oregon corporation (the "Company").

          (b) The name of the corporation merging with and into the surviving corporation is LA Acquisition Corporation, an Oregon corporation ("Merger Sub") and a wholly-owned subsidiary of Niku Corporation, a Delaware corporation ("Niku").

     2. TERMS AND CONDITIONS. The Merger shall become effective when the Plan of Merger and Articles of Merger are filed with the Secretary of State of the state of Oregon (the "Effective Time"). At the Effective Time, Merger Sub will be merged with and into the Company (the "Merger"). The separate corporate existence of Merger Sub will cease, and the Company will be the Surviving Corporation of the Merger (the "Surviving Corporation"), and the Surviving Corporation shall continue in existence under the laws of the state of Oregon. pursuant to the Merger, Niku will issue, in exchange for all of the outstanding common stock of the Company ("Company Common Stock"), a number of shares of Niku common stock ("Niku Common Stock") as set forth in section 3 below.

     3. CONVERSION OF SHARES. At the effective time, by virtue of the Merger and without any action on the part of the holders thereof, each share of the company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive 0.233429 shares of Niku Common Stock plus, in lieu of the fractional shares, cash equal to the product of such fraction multiplied by $11.00 ("MERGER CONSIDERATION").

     At the Effective Time, each outstanding option to acquire Company Common Stock (the "OPTIONS") shall be assumed by Niku and simultaneously converted into a right to receive nonqualified options under Niku's 1998 Stock Plan to purchase a number of shares of Niku Common Stock equal to the product of the number of shares of Company Common Stock subject to the original Option multiplied by 0.233429, at an exercise price equal to the quotient of the exercise price of the original Option divided by 0.233429.

     As soon as reasonably practicable after the Effective Time, Niku will mail to each holder of a certificate or certificates that before the Effective Time represented shares of Company Common Stock ("LEGAL ANYWHERE CERTIFICATES"), (i) a notice and letter of transmittal specifying that delivery will be effected only upon proper delivery of the Legal Anywhere Certificates to Niku and (ii) instructions for exchanging the Legal Anywhere Certificates for the Merger Consideration.

     Upon proper surrender of a Legal Anywhere Certificate to Niku, the holder of such Legal Anywhere Certificate will receive in exchange the Merger Consideration for each share of Company Common Stock represented thereby.

     4. ARTICLES OF INCORPORATION. At the Effective Time, the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

     5. BYLAWS. At the Effective Time, the Bylaws of the Company, as in effect immediately prior the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

                                                                       EXHIBIT D

                                NIKU CORPORATION

                       DECLARATION OF REGISTRATION RIGHTS

        This Declaration of Registration Rights ("Declaration") is made as of January ___, 2000, by Niku Corporation, a Delaware corporation ("Parent"), for the benefit of shareholders of Legal Anywhere, Inc., an Oregon corporation (the "Company"), acquiring shares of Parent Common Stock pursuant to that Agreement and Plan of Reorganization dated as of January __, 2000 (the "Reorganization Agreement"), among the Company, Parent, LA Acquisition Corporation, an Oregon corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and certain executives of the Company, and in consideration of such shareholders' approving the principal terms of the Reorganization Agreement and the transactions contemplated thereby.

DEFINITIONS. AS USED IN THIS DECLARATION:

        "Effective Date" means the date of expiration of the lock-up period as agreed to by Parent and its underwriters in connection with Parent's initial public offering of common stock.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

        "Holder" means a shareholder of the Company to whom shares of Common Stock of Parent are issued pursuant to the Reorganization Agreement or a transferee to whom registration rights granted under this Declaration are assigned pursuant to Section 6 of this Declaration.

        "Registrable Securities" means for each Holder the number of shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement, and for all Holders the sum of the Registrable Securities held by them; provided, however, that such shares of Parent Common Stock held by a particular Holder shall cease to be Registrable Securities (i) after Parent has satisfied its obligations to register for resale and maintain the effectiveness of a registration statement relation to such shares on the terms and conditions set forth in Section 2 hereof or (ii) at such time as such Holder is able to sell such shares (including all Registrable Securities held by Affiliates of such Holder, as defined pursuant to Rule 144 of the Securities Act) in their entirety within a single 90 day period under Rule 144 of the Securities Act; provided further, however, any shares of Parent

Common Stock subject to the escrow provisions of Article VIII of the Reorganization Agreement shall not be deemed Registrable Securities for purposes of this Declaration.

        "Securities Act" means the Securities Act of 1933, as amended.

        "SEC" means the United States Securities and Exchange Commission.

        Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

REGISTRATION ON FORM S-1 OR S-3.

        Parent shall use its best efforts to cause the Registrable Securities then held by each Holder to be registered under the Securities Act so as to permit the sale thereof following the Effective Date, and in connection therewith shall use its best efforts to prepare and file with the SEC within 60 days after the Effective Date, a registration statement on Form S-1 or S-3, if available (or any successor form) covering all Registrable Securities; provided, that each Holder shall provide all such information and materials regarding such Holder and take all such action as may be required by a Holder under applicable laws and regulations in order to permit Parent to comply with all applicable requirements of the Securities Act and the Exchange Act and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent pursuant to this Declaration to register the Registrable Securities held by each such Holder. The offerings made pursuant to such registration shall not be underwritten.

        Parent shall (i) use its best efforts to prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the 12 month anniversary of the Effective Time; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

            (c) Parent shall use its best efforts to amend its Fourth Amended and Restated Investor Rights Agreement dated as of November 17, 1999 to provide that the stockholder parties thereto be prevented from selling their shares under the registration statement contemplated hereunder.


SUSPENSION OF PROSPECTUS. PRIOR TO ANY PROPOSED DISPOSITION BY HOLDER OF ANY REGISTRABLE SECURITIES UNDER ANY REGISTRATION STATEMENT FILED PURSUANT TO
SECTION 2 HEREOF, HOLDER SHALL NOTIFY PARENT IN WRITING OF SUCH PROPOSED DISPOSITION. PARENT MAY RESTRICT DISPOSITION OF REGISTRABLE SECURITIES, AND A HOLDER WILL NOT BE ABLE TO DISPOSE OF SUCH REGISTRABLE SECURITIES, IF PARENT SHALL HAVE DELIVERED WITHIN THREE (3) BUSINESS DAYS THEREOF A NOTICE IN WRITING TO SUCH HOLDER STATING THAT A DELAY IN THE DISPOSITION OF SUCH REGISTRABLE SECURITIES IS NECESSARY BECAUSE PARENT, IN ITS REASONABLE JUDGMENT, HAS DETERMINED IN GOOD FAITH THAT SUCH SALES WOULD REQUIRE PUBLIC DISCLOSURE BY PARENT OF MATERIAL NONPUBLIC INFORMATION THAT IS NOT INCLUDED IN SUCH REGISTRATION STATEMENT. IN THE EVENT OF THE DELIVERY OF THE NOTICE DESCRIBED ABOVE BY PARENT, PARENT SHALL USE ITS REASONABLE BEST EFFORTS TO AMEND SUCH REGISTRATION STATEMENT AND/OR AMEND OR SUPPLEMENT THE RELATED PROSPECTUS IF NECESSARY AND TO TAKE ALL OTHER ACTIONS NECESSARY TO ALLOW THE PROPOSED SALE TO TAKE PLACE AS PROMPTLY AS POSSIBLE, SUBJECT, HOWEVER, TO THE RIGHT OF PARENT TO DELAY FURTHER SALES OF REGISTRABLE SECURITIES UNTIL THE CONDITIONS OR CIRCUMSTANCES REFERRED TO IN THE NOTICE HAVE CEASED TO EXIST OR HAVE BEEN DISCLOSED. SUCH RIGHT TO DELAY SALES OF REGISTRABLE SECURITIES SHALL NOT EXCEED 90 DAYS IN THE AGGREGATE AND NO LONGER THAN 30 DAYS AS TO ANY SINGLE DELAY.


EXPENSES. ALL OF THE OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH ANY REGISTRATION OF REGISTRABLE SECURITIES PURSUANT TO THIS DECLARATION, INCLUDING, WITHOUT LIMITATION, ALL SEC, NASDAQ NATIONAL MARKET AND BLUE SKY REGISTRATION AND FILING FEES, PRINTING EXPENSES, TRANSFER AGENTS' AND REGISTRARS' FEES AND THE REASONABLE FEES AND DISBURSEMENTS OF PARENT'S OUTSIDE COUNSEL AND INDEPENDENT ACCOUNTANTS SHALL BE PAID BY PARENT. PARENT SHALL NOT BE RESPONSIBLE TO PAY ANY LEGAL FEES FOR ANY HOLDER OR ANY SELLING EXPENSES OF ANY HOLDER (INCLUDING, WITHOUT LIMITATION, ANY BROKER'S FEES OR COMMISSIONS).

INDEMNIFICATION. IN THE EVENT OF ANY OFFERING REGISTERED PURSUANT TO THIS
DECLARATION:


        Parent will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each, a "Seller Indemnified Party"), with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse each Seller Indemnified Party for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent in an instrument duly executed by such Seller Indemnified Party and stated to be specifically for use therein.

        Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers and its legal counsel and independent accountants, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each a "Parent Indemnified Party"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Parent Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds (after deducting reasonable commissions) received by each such Holder of Registrable Securities sold as contemplated herein.

        Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is compared as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

        The obligations of Parent and each Holder under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

        Notwithstanding the foregoing, to the extent the provisions of this
Section 5 are inconsistent with or conflict with the terms of any indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Declaration, the terms of such agreement shall govern and shall supersede the provisions of this Declaration.

LIMITATION ON ASSIGNMENT OF REGISTRATION RIGHTS. THE RIGHTS TO CAUSE PARENT TO REGISTER REGISTRABLE SECURITIES PURSUANT TO THIS DECLARATION MAY NOT BE ASSIGNED BY A HOLDER UNLESS SUCH A TRANSFER IS TO SHAREHOLDERS, PARTNERS OR RETIRED PARTNERS, OR MEMBERS OR RETIRED MEMBERS OF A HOLDER (INCLUDING SPOUSES AND ANCESTORS, LINEAL DESCENDANTS, AND SIBLINGS OF SUCH SHAREHOLDERS, PARTNERS, MEMBERS OR SPOUSES WHO ACQUIRE REGISTRABLE SECURITIES BY RIGHT, WILL OR INTESTATE SUCCESSION) AND ALL SUCH TRANSFEREES OR ASSIGNEES AGREE IN WRITING TO APPOINT A SINGLE REPRESENTATIVE AS THEIR ATTORNEY-IN-FACT FOR THE PURPOSE OF RECEIVING ANY NOTICES AND EXERCISING THEIR RIGHTS UNDER THIS DECLARATION. PRIOR TO A PERMITTED TRANSFER OF REGISTRATION RIGHTS UNDER THIS DECLARATION, HOLDER MUST FURNISH PARENT WITH WRITTEN NOTICE OF THE NAME AND ADDRESS OF SUCH TRANSFEREE AND THE REGISTRABLE SECURITIES WITH RESPECT TO WHICH SUCH REGISTRATION RIGHTS ARE BEING ASSIGNED AND A COPY OF A DULY EXECUTED WRITTEN INSTRUMENT IN FORM REASONABLY SATISFACTORY TO PARENT BY WHICH SUCH TRANSFEREE ASSUMES ALL OF THE OBLIGATIONS AND LIABILITIES OF ITS TRANSFEROR HEREUNDER AND AGREES ITSELF TO BE BOUND HEREBY. NO TRANSFER OF REGISTRATION RIGHTS UNDER THIS DECLARATION SHALL BE PERMITTED IF IMMEDIATELY FOLLOWING SUCH TRANSFER THE DISPOSITION OF SUCH REGISTRABLE SECURITIES BY THE TRANSFEREE IS NOT RESTRICTED UNDER THE SECURITIES ACT.

                  REPORTS UNDER EXCHANGE ACT. PARENT AGREES TO:


        use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

        furnish to each Holder, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), and (ii) a copy of the most recent annual or quarterly report of Parent.

AMENDMENT OF REGISTRATION RIGHTS. HOLDERS OF A MAJORITY OF THE REGISTRABLE SECURITIES FROM TIME TO TIME OUTSTANDING MAY, WITH THE CONSENT OF PARENT, AMEND THE REGISTRATION RIGHTS GRANTED HEREUNDER.


GOVERNING LAW. THIS DECLARATION SHALL BE GOVERNED IN ALL RESPECTS BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

        IN WITNESS WHEREOF, this Declaration of Registration Rights is executed as of the date first above written.


                                               NIKU CORPORATION


                                               By:
                                                     ---------------------------
                                                     Joshua Pickus
                                                     President, Vertical Markets



            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                                                       EXHIBIT E


                      MATTERS TO BE COVERED IN THE OPINION
          OF COUNSEL TO NIKU CORPORATION AND LA ACQUISITION CORPORATION


        NOTE: Except as otherwise defined below, all capitalized terms used below shall have the same meanings given to such terms in this Agreement and Plan or Reorganization.

        l. Parent has been duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware. Merger Sub has been duly organized and is validly existing under the laws of the State of Oregon. Parent has the corporate power and corporate authority to enter into and perform the Agreement and each agreement to be entered into by Parent in connection therewith (the "PARENT ANCILLARY AGREEMENTS"), to own and operate its properties and to carry on its business as currently conducted. Merger Sub has the corporate power and corporate authority to enter into and perform the Agreement and each agreement to be entered into by Merger Sub in connection therewith (the "MERGER SUB ANCILLARY AGREEMENTS"), to own and operate its properties, and to carry on its business as currently conducted. To our knowledge, neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate or Articles of Incorporation (as the case may be) or Bylaws, each as amended and currently in effect.

        2. Parent is qualified to do business as a foreign corporation in good standing in the State of California.

        3. The capitalization of Parent as of December 15, 1999 consists of the following:

               (a) Preferred Stock: A total of 51,910,282 authorized shares of Preferred Stock (the "Preferred Stock"), of which 10,000,000 shares have been designated Series F Preferred Stock, 5,142,851 shares have been designated Series A Preferred Stock, 8,629,992 shares have been designated Series B Preferred Stock, 9,987,439 shares have been designated Series C Preferred Stock and 18,150,000 shares have been designated as Series D Preferred Stock. To our knowledge, there are issued and outstanding 10,000,000 shares of Series F Preferred Stock, 5,142,851 shares of Series A Preferred Stock, 7,999,992 shares of Series B Preferred Stock, 9,987,439 shares of Series C Preferred Stock and 14,489,215 shares of Series D Preferred Stock. All of such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable.

               (b) Common Stock. A total of 100,000,000 authorized shares of Common Stock. To our knowledge, 12,324,306 shares of such Common Stock are issued and outstanding.

        All of such issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable.

               (c) Options, Etc. To our knowledge, there are no preemptive rights or any options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to acquire any of Parent's securities from Parent, except for (i) the conversion privileges of the Preferred Stock, (ii) outstanding warrants to purchase 630,000 shares of Series B Preferred Stock, (iii) options to purchase an aggregate of 8,000,000 shares of Common Stock reserved for issuance pursuant to Parent's 1998 Stock Plan of which options to purchase 5,117,837 shares are outstanding, (iv) rights of first refusal pursuant to the Fourth Amended and Restated Investor Rights Agreement dated as of November 17, 1999 between Parent and certain holders of its equity securities, and (v) any options granted following December 15, 1999.

        4. The authorized capital stock of Merger Sub consists entirely of 1,000 shares of Merger Sub Common Stock, $[.001] par value, all of which are validly issued and outstanding and, nonassessable, owned of record by Parent and, to our knowledge, fully paid.

         5. The Agreement and the Parent Ancillary Agreements have been duly adopted and authorized, respectively, by all necessary corporate action on the part of Parent's Board of Directors. The Agreement constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms [THIS OPINION MAY BE GIVEN SUBJECT TO LEGAL OPINION EXCEPTIONS AS TO ENFORCEABILITY THAT ARE MUTUALLY AGREEABLE TO COUNSEL TO THE COMPANY AND COUNSEL TO PARENT].

         6. The Agreement and the Articles of Merger have been duly authorized by all necessary corporate action on the part of Merger Sub's Board of Directors and sole shareholder. The Agreement constitutes the valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms [THIS OPINION MAY BE GIVEN SUBJECT TO LEGAL OPINION EXCEPTIONS AS TO ENFORCEABILITY THAT ARE MUTUALLY AGREEABLE TO COUNSEL TO THE COMPANY AND COUNSEL TO PARENT].

         7. The execution and delivery of the Agreements and Ancillary Agreements by Parent and Merger Sub, as applicable, and the performance by Parent and Merger Sub of their respective obligations under the Agreements and Ancillary Agreements to be performed as of the date hereof do not conflict with, or result in a violation of: (a) the Certificate or Articles of Incorporation (as the case may be) or Bylaws of Parent or Merger Sub, each as amended and currently in effect; (b) to our knowledge, any statute, law, ordinance, rule, regulation, or any judgment, order or decree of any court or arbitrator to which Parent or Merger Sub is a party or is subject, or as to which any assets or properties of Parent or Merger Sub are bound or subject.

         8. The Parent Common Stock, when issued and paid for as provided in the Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

         9. To our knowledge, all approvals, consents or authorizations of, and filings with, any U.S. Federal, California State or Delaware State governmental authority required on the part of Parent in order to enable Parent to execute, deliver and (as of the date hereof) perform its obligations under the Agreement have been made, except for (a) such as may be required under applicable federal and state securities laws and (b) the filing of the Articles of Merger with the Oregon Secretary of State.

         10. To our knowledge, Parent is not a party to any pending or threatened action, suit, proceeding, arbitration, investigation or claim in or by any court, arbitrator or governmental authority. To our knowledge, Parent is not subject to any currently effective order, writ, judgment, decree or injunction naming Parent as subject thereto.

         [IN ADDITION TO THE FOREGOING OPINIONS, COUNSEL FOR PARENT WILL ALSO PROVIDE AN OPINION REGARDING THE EXEMPTION OF THE OFFER AND SALE OF THE NIKU COMMON STOCK FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF
 SECTION 5 OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS OF THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED. IF A SECTION 3(a)(10) EXEMPTION IS NOT AVAILABLE, PARENT'S COUNSEL ANTICIPATES THAT SUCH OPINION WILL BE SUBSTANTIALLY SIMILAR TO PARAGRAPH 9 OF THE OPINION GIVEN TO PROAMICS CORPORATION. IF A SECTION 3(a)(10) EXEMPTION IS AVAILABLE AND RELIED ON BY PARENT, SUCH OPINION WILL BE SUBJECT TO SUCH EXCEPTIONS, QUALIFICATIONS AND ASSUMPTIONS AS ARE DEEMED NECESSARY AND APPROPRIATE BY PARENT'S COUNSEL.]

                                                                       EXHIBIT F


    MATTERS TO BE COVERED IN THE OPINION OF COUNSEL FOR LEGAL ANYWHERE, INC.

        NOTE: Except as otherwise defined below, all capitalized terms used below shall have the same meanings give to such terms in this Agreement and Plan of Reorganization.

        1. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon.

        2. The Company has the requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as presently conducted, and to execute and enter into the Agreement and Plan of Reorganization dated as of January ___, 2000 among the Company, Parent, Merger Sub and the Executives (the "PLAN") and each agreement to be entered into by the Company in connection therewith (the "COMPANY ANCILLARY AGREEMENTS"), and to perform its obligations under the Plan and under each Company Ancillary Agreement. To our knowledge, the Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

        3. To our knowledge, all consents, approvals or authorizations of and filings with any U.S. Federal or Oregon State governmental authority required on the part of the Company for, or in connection with, the execution, delivery or performance by the Company of the Plan or any of the Company Ancillary Agreements have been made, except for (a) such as may be required under applicable securities laws and (b) the filing of the Articles of Merger with the Oregon Secretary of State.

        4. The Plan and each of the Company Ancillary Agreements have each been duly authorized, executed and delivered by the Company, and are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms [THIS OPINION MAY BE GIVEN SUBJECT TO LEGAL OPINION EXCEPTIONS AS TO ENFORCEABILITY THAT ARE MUTUALLY AGREEABLE TO COUNSEL TO THE COMPANY AND COUNSEL TO PARENT].

        5. The authorized capital stock of the Company consists entirely of 10,000,000 shares of Common Stock, of which, to our knowledge, a total of 3,657,280 shares are issued and outstanding, and 5,000,000 shares of preferred stock, none of which are issued and outstanding.

        6. The outstanding shares of the Company's Common Stock have been duly authorized, validly issued and are fully paid and non-assessable. To our knowledge, the outstanding shares of the Company's Common Stock are not subject to any preemptive right, right of first refusal, right of first offer or right of rescission created by law or arising from the Company's Articles of Incorporation or Bylaws or to any agreements to which the Company is a party or by which it is bound.

        7. To such counsel's knowledge, as of immediately prior to the Effective Time of the Merger there are (a) no outstanding subscriptions, warrants, options (except for 605,250 Company Options), calls, rights, equity securities, partnership interests, claims, commitments, convertible securities or other agreements or arrangements under which the Company is or may be obligated to issue any shares of its capital stock, and (b) no preemptive rights to subscribe for or to purchase capital stock of the Company.

        8. Neither the execution and delivery of the Plan or any Company Ancillary Agreement, nor the consummation of any of the Merger or any of the other transactions provided for therein or contemplated thereby, are in conflict with any provision of: (a) the Articles of Incorporation or the Bylaws of the Company, both as amended and currently in effect; (b) to such counsel's knowledge, any statute, law, ordinance, rule or regulation or, any judgment, order, or decree of any court or arbitrator to which the Company or any Company stockholder is a party or subject, or to which any assets or properties of the Company are bound or subject; or (c) to such counsel's knowledge, the Contracts listed on Schedule 2.16(a).

        9. To such counsel's knowledge, the Company is not a party to any pending or threatened, action, suit, proceeding, arbitration, investigation, or claim in or by any court, arbitrator or governmental authority. To such counsel's knowledge, the Company is not subject to any currently effective order, writ, judgment, decree or injunction.

                                                                       EXHIBIT G


                     Telephone Number(s) for Call Backs and
           Person(s) Designated to Confirm Funds Transfer Instructions


IF TO COMPANY:

NAME                                      TELEPHONE NUMBER

1.
  ----------------------------------      --------------------------------------
2.
  ----------------------------------      --------------------------------------
3.
  ----------------------------------      --------------------------------------


IF TO PARENT:

NAME                                      TELEPHONE NUMBER

1.
  ----------------------------------      --------------------------------------
2.
  ----------------------------------      --------------------------------------
3.
  ----------------------------------      --------------------------------------

Telephone call-backs shall be made to each of the Company and Parent is joint instructions are required pursuant to the Agreement.

COMPANY NAME:  NIKU CORPORATION

DATE:
     ----------------


                        AUTHORIZE COMPANY REPRESENTATIVES


PRINTED NAME                         TITLE                    SIGNATURE

-----------------------     -----------------------    ------------------------

-----------------------     -----------------------    ------------------------

-----------------------     -----------------------    ------------------------

-----------------------     -----------------------    ------------------------

-----------------------     -----------------------    ------------------------


THE ABOVE DESIGNATION OF AN "AUTHORIZED COMPANY REPRESENTATIVE" ON BEHALF OF THE COMPANY MAY BE AMENDED OR RESCINDED AT ANY TIME HEREAFTER BY A REPLACEMENT CERTIFICATE.



DATED:

BY:
   -------------------------
NAME:
     -----------------------
TITLE:
      ----------------------